CONFIDENTIAL - THIS AGREEMENT AND ALL EXHIBITS ARE CONFIDENTIAL
          AND PROPRIETARY TO HOUSTON TRACKER SYSTEMS, INC. AND BLONDER
            TONGUE LABORATORIES, INC. AND THEIR RESPECTIVE AFFILIATES

                                LICENSE AGREEMENT

         This LICENSE AGREEMENT (the "Agreement") is entered into as of this 12th day of November, 1996, by and between Houston Tracker Systems, Inc. ("HTS"), with its principal place of business at 90 Inverness Circle East, Englewood, Colorado 80112, and Blonder Tongue Laboratories, Inc. and its Affiliates ("Licensee"), with a place of business at One Jake Brown Road, Old Bridge, New Jersey, 08857.


                                    RECITALS

         A. HTS, an affiliated company of EchoStar Satellite Corporation ("EchoStar"), has developed a proprietary Digital Satellite Receiver System (as defined in Section 1.1.10) for use in connection with the Dish Network, a digital direct broadcast satellite services network owned and operated by EchoStar (the "HTS System", as defined in Section 1.1.13).

         B. In connection with the Dish Network, HTS and its licensees will distribute Digital Satellite Receiver Systems and other related consumer electronics equipment.

         C. Licensee desires to obtain certain non-exclusive rights to HTS' Technology (as defined in Section 1.1.23) related to the HTS System in order to manufacture the Products (as defined in Section 1.1.19), and to market and distribute a Digital Satellite Receiver System solely for use in the Commercial Market (as defined in Section 1.1.6) that is compatible with the HTS System to customers in the Territory (as defined in Section 1.1.25).

         D. HTS is willing to grant a non-exclusive license to Licensee with respect to such Technology subject to the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.0      DEFINITIONS

         1.1 Definitions. In addition to any other defined terms in this Agreement and except as otherwise expressly provided for in this Agreement, the following terms shall have the following meaning:

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.



                  1.1.1 "Accessories" means an antenna, LNB, feedhorn, feedarm and related components.

                  1.1.2 "Affiliate" means any person or entity controlling, controlled by or under common control with Licensee, HTS, or EchoStar, as the case may be.

                  1.1.3 "Commercial HTS System" means an HTS System which is composed of the Commercial Hardware and the Commercial Software.

                  1.1.4 "Commercial Hardware" means the hardware portion of an HTS System, for use in commercial applications for sale to the Commercial Market, which meets the Specifications set forth in Exhibit E, as the same may be modified or revised upon written notification by HTS in accordance with
Section 1.1.22 below.

                  1.1.5  "Commercial Hardware Kit" means         *

                                                          all of which meet the
applicable Specifications set forth in Exhibit E.

                  1.1.6 "Commercial Market" means more than ten (10) residences sharing signals from not more than two (2) satellite antennas per orbital slot from which such residences receive programming; provided however that notwithstanding the foregoing, (i) hotels, motels, prisons, hospitals and schools which employ a shared signal distribution system, are intended to fall within the definition of "Commercial Market" for purposes of this Agreement, and
(ii) apartment/condominium properties which (a) are comprised of more than ten residences and (b) employ a shared signal distribution system, are intended to fall within the definition of "Commercial Market" for purposes of this Agreement.

                  1.1.7 "Commercial Software" means certain software developed by HTS for use in conjunction with the HTS System in commercial applications for sale to the Commercial Market and which will be embedded in microprocessor chips installed in HTS' commercial HTS System and which will meet the performance parameters and criteria described in Exhibit B attached hereto.

                  1.1.8       Intentionally Left Blank

                  1.1.9       Intentionally Left Blank

                  1.1.10 "Digital Satellite Receiver System" means a receiver/ decoder, whether stand alone or incorporated into another product (e.g. a television or VCR) with or without Accessories, which incorporates the Technology and is capable of receiving satellite transmitted signals delivered in the 12.2 ghz to 12.7 ghz frequency band.

                  1.1.11      Intentionally left blank.

                  1.1.12 "HTS' Marks" means any trademark, service mark or trade name owned by HTS, its Affiliates or for which HTS has the right to grant a sublicense, as listed on Exhibit C, as such list may change from time to time in HTS' discretion.

                  1.1.13 "HTS System" means a Digital Satellite Receiver System which receives, decodes and descrambles satellite transmitted signals from EchoStar's or its Affiliates' DBS satellite(s).

                  1.1.14 "Intellectual Property" means all patents, copyrights, design rights, trademarks, service marks, trade secrets, know-how and any other intellectual or industrial property rights (whether registered or unregistered) and all applications for the same owned or controlled by HTS or Licensee, as the case may be, anywhere in the world.

                  1.1.15 "Key Components" means those components of the Product listed in attached Exhibit D.

                  1.1.16 "License" means the rights granted to Licensee by HTS under this Agreement, as specified in Section 2.1.1 below.

                  1.1.17 "Location(s)" means the place or places where Licensee owns, controls, or subcontracts a factory in which Licensee or its Permitted Subcontractors will manufacture and assemble the Products, and where Licensee conducts Product development on the Products.

                  1.1.18 "Permitted Subcontractor" shall have the meaning given to such term in Section 2.1.3 below.

                  1.1.19 "Products" means HTS Systems incorporating the Specifications and manufactured by or for Licensee for resale to the Commercial Market in the Territory.

                  1.1.20 "Qualified Manufacturer" means a manufacturer of television system electronics approved by HTS in writing, which desires to purchase Commercial Hardware Kits for the purpose of manufacturing digital satellite receiver systems.

                  1.1.21 "Qualified Vendor" means a supplier of Key Components from which Licensee may purchase Key Components. The current list of Qualified Vendors is set forth in attached Exhibit D, as such list may change from time to time in HTS' discretion.

                  1.1.22 "Specifications" means the functional and operational aspects of the HTS System which must be incorporated in the Products and which provide compatibility of the

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


Products to the HTS System, as set forth in attached Exhibit E with respect to the Commercial HTS System, as such Specifications may change from time to time in HTS' sole discretion upon not less than ninety (90) days prior written notice to Licensee.

                  1.1.23 "Technology" means HTS' unique and proprietary portions of the Specifications as identified in Exhibit F, attached hereto.

                  1.1.24 "Term" means the duration of this Agreement as specified in Section 10.1 hereof.

                  1.1.25 "Territory" means the United States of America, together with all of its possessions.

                  1.1.26    *



                  1.1.27 "Manufacturing Package" means a full and complete set of all documentation which is required for the manufacture of Products, which shall include schematic drawings, parts list, vendor lists, mechanical drawings, test procedures, assembly procedures, and test equipment list; provided, however, that in no event shall HTS be required to provide more extensive documentation than is required for its own (or through a subcontractor) manufacture of a Commercial HTS System.

2.0       GRANT OF LICENSE

         2.1  License

                  2.1.1 Subject to the terms of this Agreement, including, without limitation, payment of the License Fee (as defined hereinafter) and, to the extent required, Royalty Payments (as defined hereinafter), HTS hereby grants to Licensee a limited, nonexclusive, non-transferable, indivisible license under HTS' Intellectual Property rights to use the proprietary portions of Specifications and the Technology, including but not limited to the object code (but not the source code), and to use and purchase Key Components for the Commercial Software listed on Exhibit B, exclusively for the purpose of manufacturing and assembling and, to the extent provided in Section 2.1.3 below, subcontract manufacturing, the Products and of selling the Products in the Territory solely for ultimate use by customers in the Commercial Market (the "License"). Licensee shall use its commercially reasonable efforts to market and sell the Products in the Territory for use by customers in the Commercial Market. The parties agree and acknowledge that the License does not include the right to manufacture, subcontract manufacture, market or sell Product in any market other than the Commercial Market, or otherwise incorporate features for use by consumers outside the Commercial Market, (except to the extent of those features which are common to Products sold and/or marketed to both the consumer market and the Commercial Market), and the Product shall be marketed solely for use in the Commercial Market.

                  2.1.2 Licensee shall not use all or any part of the Technology for the purpose of manufacturing, or having manufactured, any other Digital Satellite Receiver Systems not used in conjunction with the Dish Network or for any purpose not expressly set forth in this Agreement. Nothing in this Agreement is intended to impair, limit or otherwise interfere with Licensee's independent royalty-free right to manufacture and sell digital satellite receiver systems which do not incorporate the Technology.

                  2.1.3 Licensee has no right under this Agreement to grant sublicenses with respect to the License or any of the Technology, without the prior written consent of HTS. Licensee may subcontract the manufacture of Products upon HTS' prior written approval of the subcontract manufacturer suggested by Licensee, which approval shall not be unreasonably withheld. Attached hereto as Exhibit G is a current list of approved subcontract manufacturers of the Product (the "Permitted Subcontractors"). Permitted Subcontractors may be added to Exhibit G from time to time through the approval process set forth in this Section 2.1.3. Any Permitted Subcontractor will be required by Licensee to sign a license agreement, a trademark license agreement and a non-disclosure agreement with HTS upon terms acceptable to HTS, in its sole discretion, prior to release of any information related to the Specifications or the Technology to any Permitted Subcontractor. The license agreement shall authorize the Permitted Subcontractor to use the Technology and the Specifications for the sole purpose of subcontract manufacturing for Licensee. If a Permitted Subcontractor breaches any provision of any of those agreements with HTS or if HTS deems a Permitted Subcontractor unacceptable to HTS for any other reasonable cause, such Permitted Subcontractor shall, upon 120 days prior written notice to Licensee and such Permitted Subcontractor, be deleted from the list in Exhibit G, and Licensee shall following the passage of such 120 days, no longer permit such Permitted Subcontractor to subcontract manufacture the Products; provided, however, that such Permitted Subcontractor shall nevertheless be permitted to complete the manufacture of any Products which at such time constitute work-in-process for the benefit of Licensee and such Permitted Subcontractor shall be permitted to otherwise build-out all remaining inventory of raw materials acquired by such Permitted Subcontractor for the purpose of manufacturing Products for Licensee. If it is determined that Licensee willfully or negligently encouraged or colluded with any Permitted Subcontractor to violate the terms of the license, trademark license or non-disclosure agreement signed by a Permitted Subcontractor, then in addition to any other rights to which HTS may be entitled contractually, at law or in equity, HTS shall have the right to terminate this License Agreement as if Licensee had breached this License Agreement. Licensee shall not OEM manufacture the Products for any others without HTS' prior written consent.

                  2.1.4 Licensee acknowledges and understands that HTS may, subject to the limitations set forth in Section 7.6 herein, at any time permit others to manufacture Digital Satellite Receiver Systems for HTS or for third parties for use in the Commercial Market or

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

otherwise, or HTS may manufacture Digital Satellite Receiver Systems for use in the Commercial Market itself. Licensee further acknowledges and understands that HTS may, subject to the limitations set forth in Section 7.6 herein, at any time license or sublicense the Technology, in whole or in part, related to the Products for use in the Commercial Market. Licensee also acknowledges and understands that, subject to the limitations set forth in Section 7.6 herein, HTS may, and may permit others to, distribute and sell Digital Satellite Receiver Systems for use in the Commercial Market through any channel of distribution in the Territory.

                  2.1.5 At all times during the Term after Licensee begins manufacturing the Products, at regular intervals sufficient to permit HTS to provide usage authorization on a timely basis to purchasers of Products, upon HTS' reasonable request, Licensee shall provide HTS with a report which at a minimum sets forth the number of Products manufactured and the number of Products shipped during the preceding month, including the serial number of each Product and the serial number or other identification number of each Smart Card which accompanies each Product.

                  2.1.6 HTS will use reasonable efforts to implement and maintain reasonable procedures and protocols designed to encourage customers in the Commercial Market to purchase Commercial HTS Systems, including without limitation by (i) maintaining separate databases for customers and equipment used in the Commercial Market as against customers and equipment used in the consumer market, and (ii) limiting access to and availability of special pricing promotions on consumer HTS Systems only to purchasers of such equipment for home use in the consumer market; provided, however that nothing herein shall be construed as prohibiting or otherwise restricting in any manner, HTS from
offering * on   HTS Systems intended for the Commercial Market (or a particular segment thereof) except that if HTS offers HTS Systems intended for the multiple dwelling unit segment of the Commercial Market for sale at * on a generalized basis, * will provide to * such
           *                         of the Commercial Market) as may be agreed
upon between HTS and Licensee so that                      *
               * by this Agreement, except that * will be due from HTS to Licensee unless HTS can reasonably expect to * through programming revenues within a commercially reasonable time frame and provided that
     *        shall be provided in          *          and (iii) restricting the
                    *             in the Commercial Market, to authorizations
for equipment installed in a                                *
provided, however, that HTS may where it deems necessary in its reasonable judgment, permit such authorizations in * . For purposes of this Section 2.1.6, "generalized basis" shall mean the offering for sale of HTS Systems * for an aggregate of not less than * during any period of at least * .

         2.2 Trademark License Agreement. Contemporaneously with the execution of this Agreement, Licensee shall enter into a Trademark License Agreement with HTS, in the form attached hereto as Exhibit H. Licensee agrees and acknowledges that HTS' Marks are proprietary to HTS. Licensee shall ensure that its Permitted Subcontractors and Permitted Sublicensees shall comply with each of the material terms and conditions of the Trademark License Agreement as if it were a party thereto. Licensee shall (i) monitor the use of the HTS Marks by all Permitted Subcontractors and Permitted Sublicensees, and (ii) immediately inform HTS in writing of any known or suspected misuse of the HTS Marks by a Permitted Subcontractor or Permitted Sublicensee. In the event such Permitted Subcontractor or Permitted Sublicensee breaches any of the material terms and conditions of the Trademark License Agreement, HTS may terminate such Permitted Subcontractor or Permitted Sublicensee, in the manner set forth in Section 2.1.3 above.

         2.3 Exclusive License to Manufacture and Sell Commercial Hardware Kits Subject to the payment of applicable Royalty Payments, HTS hereby grants to Licensee a limited, non-transferable, indivisible license (which license shall be an exclusive license for a period of three years from the date of this Agreement and thereafter for the remainder of the term of this Agreement, shall be a non-exclusive license) under HTS' Intellectual Property rights to use the Specifications and the Technology and to use and purchase Key Components, including but not limited to the Commercial Software, for the purpose of manufacturing and assembling and, to the extent provided in Section 2.1.3 above, subcontract manufacturing, Commercial Hardware Kits and of selling the Commercial Hardware Kits in the Territory to Qualified Manufacturers (the "Kit License"); provided, however that HTS and its Affiliates shall be permitted to manufacture and sell Commercial Hardware Kits in competition with Licensee.


3.0      SUPPLY OF TECHNOLOGY, SPECIFICATIONS AND TECHNICAL
         ASSISTANCE

         3.1 (a) Technical Information and Specifications. Attached hereto as Exhibits E are the Specifications which must be incorporated into the Products for the HTS System. Within approximately thirty (30) days following execution of this Agreement, HTS will begin supplying and continue to supply as developed, Licensee with all of the information, data and other items described in Exhibit I, provided however, that any delay in HTS' provision of all or any portion of the information required by Exhibit I beyond thirty days after the date hereof will automatically extend the time for compliance by Licensee with any applicable performance dates (including payment dates) set forth in this Agreement by such additional time as equals the delay in HTS' provision of all of the information required by Exhibit I. Notwithstanding the foregoing, HTS has no obligation to Licensee to make available any information as to which it is now, or at any time hereafter may be, under obligation to any Government or to any third party not to disclose. The provision of updates and/or changes to Specifications by HTS to Licensee hereunder shall occur on a periodic basis of not more than once per month (unless provided more frequently by HTS at its discretion), at such time as HTS reasonably considers

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


necessary for Licensee to effectively carry out the manufacturing, assembly and testing activities contemplated hereunder; provided however, that HTS shall not be required to provide any new Specifications to Licensee during any period in which Licensee is in default under this Agreement or the Trademark License Agreement.

                  (b) Licensee acknowledges and agrees that the Specifications and Technology licensed to Licensee hereunder represent a Commercial Market version of the current generation of consumer Digital Satellite Receiver Systems manufactured by HTS (known as "Able" version), and that, subject to the provisions of Section 3.2 below, HTS is not required to provide Licensee with any updates to the Specifications and Technology to provide compatibility to future generations of consumer Digital Satellite Receiver Systems to be manufactured by HTS, including without limitation the "Baker" or "Charlie" designs.

         3.2 If, as and when HTS develops further generations of the consumer versions of the HTS System hardware and the HTS System software (eg. BAKER and CHARLIE), upon the request of Licensee, which request may be made at any time after the Maturity Date (defined below), HTS agrees, at the sole option of HTS within a reasonable time following Licensee's request (i) at HTS' sole cost and expense, to modify such new generations of HTS System consumer hardware and consumer software (ii) on a time and materials basis at the standard rates generally charged by HTS to its customers for such services, to modify such new generations of HTS System consumer hardware and consumer software, or (iii) if HTS so determines, to permit Licensee's employees or consultants, as the case may be, to have access at reasonable times to such of HTS' proprietary information, data and product samples at HTS location and under HTS' supervision, as is necessary for Licensee to modify, at Licensee's expense (including payment to HTS, at the standard rates generally charged by HTS to its customers for such services, for the time of personnel of HTS or its Affiliates in the supervision and/or assistance of Licensee's efforts) such new generation of HTS System consumer hardware and consumer software, in all cases, so that the same are acceptable as commercial versions for manufacture, sale, use and exploitation by Licensee for the Commercial Market, pursuant to the License granted under this Agreement. Whether Licensee or HTS (either at cost or no cost to Licensee) perform the modifications to the consumer hardware and/or consumer software to create commercial market versions thereof (the "New Commercial Generations"), such New Commercial Generations shall be the sole proprietary property of HTS, but shall be available to Licensee without the payment of additional license fees or royalty fees (other than those otherwise provided for in section 7.2.1), as part of the licensed works pursuant to Section 2.1.2 hereof. HTS and Licensee agree that if the New Commercial Generations are developed pursuant to clauses (ii) or (iii) described above, that HTS may incorporate such New Commercial Generations into its own Commercial Hardware and Commercial Software, but that HTS will not make any such New Commercial Generations available to any * until * after the first to occur of (i) * incorporating any such New Commercial Generation, or (ii) * after * of the New Commercial Generation of the consumer software.

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


For purposes of this Agreement, the term "Maturity Date" shall mean * as of which the number of Commercial HTS Systems sold (or otherwise distributed *) by Licensee, HTS and each of their respective Affiliates, in the aggregate, * .

         3.3 Technical Support   During the one-year period commencing on the
date of this Agreement, Licensee may request, and HTS shall provide, subject to the availability of adequate human resources at such cost as the parties shall agree, but in no event at a cost in excess of HTS standard rates therefor, a reasonable amount of technical assistance relating to the manufacture of the Products. Whenever practical, HTS will provide technical assistance by phone or at HTS' facility; however, the parties hereto acknowledge that a certain amount of such assistance may be required to be rendered at Licensee's facility in Old Bridge, New Jersey. In the event HTS personnel must travel to Licensee's Location or other Locations to provide technical assistance, Licensee understands and acknowledges that such technical assistance provided by HTS is subject to the reasonable availability of HTS' employees and their ability to obtain all appropriate visas and licenses, if applicable, to travel to and perform the technical assistance at Licensee's Location or other Locations.

         3.3 Product Sales to HTS During the term of this Agreement, HTS and its Affiliates shall be entitled to purchase for use and resale from Licensee and its Affiliates all products and services manufactured or offered by Licensee and its Affiliates, at prices which are no less favorable than the most favorable prices offered from time to time to any of Licensee's distributors, based upon purchases of similar quantities upon comparable terms.

         3.4 Delivery of HTS System   Within 5 days following the execution of
this Agreement, HTS shall deliver to Licensee, at no cost to Licensee, one complete working unit of the HTS System, together with an active smart card.

4.0       QUALITY CONTROL

         4.1      Manufacture of Products

                  4.1.1 Licensee undertakes and agrees to incorporate the Specifications in manufacture of the Products and agrees to comply with any and all industry and governmental standards and regulations which may apply to the manufacture or sale of the Products (collectively "Laws"), including, without limitation, import, export, shipment and product safety standards. Licensee shall be solely responsible for awareness of, and compliance with, Laws. Neither this nor any other provision of this Agreement, nor the furnishing by HTS of any advice with respect to compliance with any Laws, shall be construed as obligating HTS to advise Licensee regarding compliance with any Laws. Licensee may make feature or other changes to the Products which do not adversely affect the fit, form, function or performance of the HTS System, without HTS' consent; provided, however, that to the extent that such feature or other

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


changes so developed by Licensee constitute derivative works (in which Licensee is entitled to ownership under applicable laws relating to intellectual property) to the Commercial Software or Commercial Hardware, HTS shall be immediately entitled, upon its request, to a royalty-free license (but without the right to sublicense, except to an OEM manufacturer which manufactures goods for HTS under the HTS Marks) to use and incorporate into the Products, such new features and changes developed by Licensee, subject to the restrictions applicable to independently developed Intellectual Property under section 5.3.2 below, provided further that HTS shall not under any circumstances make such features or other changes available to any *

             Any other changes shall be made only upon receiving the prior written consent of HTS, which consent shall not be unreasonably withheld. Licensee agrees that in the manufacture of the Products pursuant to this Agreement, manufacturing operations shall at all times be conducted to ensure that the Products manufactured by Licensee or Permitted Subcontractors shall be in strict conformance with the Specifications.

                  4.1.2 Licensee agrees to individually mark all Products manufactured by Licensee pursuant to this Agreement with a clear, distinct and conspicuous designation of the country of manufacture and/or assembly origin in accordance with applicable laws.

                  4.1.3 Licensee will, at Licensee's sole cost and expense, comply with all import laws, rules and regulations relating to shipments to Licensee of machinery, equipment, parts, components and materials required or used in the manufacture, assembly and testing of the Products.

         4.2      Location(s): Inspection of Location(s) and Products

                  4.2.1 The Products will be manufactured, assembled and tested only at the Location(s) operated by Licensee or by a Permitted Subcontractor listed in Exhibit G in accordance with commercially acceptable standards.

                  4.2.2 Licensee will permit HTS to enter Location(s) upon reasonable prior notice during normal business hours to inspect the facilities, equipment and materials used in manufacturing, assembling and testing the Products, to check operations and methods, and to take with them samples of the Products as provided in Section 4.2.3 and samples of the materials and supplies used in manufacturing, assembling and testing the Products. HTS' inspection right is intended only as a tool to aid HTS in monitoring Licensee's performance under this Agreement and shall not be construed as constituting any warranty, or certification of compliance or performance by HTS.

                  4.2.3 (a) Licensee shall, at Licensee's sole cost and expense, provide HTS up to five (5) (as determined by HTS) production intent (pre-pilot) samples of each model of the

Products prior to its full-scale manufacture by Licensee. Licensee also shall, at Licensee's cost, provide HTS up to five (5) (as determined by HTS) production samples of each model of the Products prior to its full-scale manufacture by Licensee. Written test procedures and test plans that will be used to determine conformity of the Products to the Specifications ("Test Procedures and Plan"), shall be developed by HTS and shall be delivered to Licensee and attached hereto as Exhibit J within fifteen (15) days after the date of this Agreement. Prior to first commercial shipment from the site of manufacture, of any Product which differs in more than an inconsequential fashion as determined by HTS in its reasonable judgment, from Product previously manufactured, Licensee shall, at Licensee's sole cost and expense, provide HTS with up to five (5) (as determined by HTS) production samples which incorporate the change.

                           (b) In the event the failure rate of the Products in
the field is ever at a level HTS considers reasonably problematic, consistent with industry standards, Licensee shall, at Licensee's sole cost and expense, provide HTS with such number of Product units which exhibit the failure, as HTS may reasonably request. If HTS reasonably determines that any of Licensee's samples fail to meet the quality and performance standards in the Test Procedures and Plan, then Licensee shall promptly correct the problem before continuing manufacture of the Products. The examination by HTS of conformity of the Products to the Test Procedures and Plan shall not be construed as constituting a certification or warranty. Licensee shall not be authorized to refer to HTS' examination in connection with sale of the Products as a certification or warranty by HTS. HTS shall have no liability whatsoever arising from its examination of the Products.

                  4.2.4 (a) Licensee shall maintain a quality control program which monitors compliance with the Test Procedures and Plan referred to in
Section 4.2.3 above, and with any and all applicable Laws, governmental standards, regulations or certifications. All work undertaken by Licensee shall be performed in accordance with Licensee's established quality control procedures and guidelines, which Licensee shall provide to HTS for HTS' review, at HTS request.

                           (b) Prior to shipment from Location(s), each Product
shall be factory tested by Licensee or its Permitted Subcontractors to the Test Procedures and Plan, and Licensee shall submit to HTS, upon request of HTS, complete certified test results. Upon reasonable prior notice, Licensee will permit HTS to have access to all such records for Licensee and its Permitted Subcontractors at Licensee Location(s) during normal business hours upon reasonable prior notice.

         4.3      Key Components and Qualified Vendors

                  4.3.1 Licensee acknowledges and agrees that it is solely responsible for the purchase of all parts, components and materials necessary for manufacture of the Products,

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


including, without limitation, any tooling and test equipment, and any and all other costs associated with manufacture, assembly, testing, labeling and packaging of the Products, except as HTS may otherwise request and the parties may agree to in advance in writing. Licensee shall only purchase Key Components from Qualified Vendors designated in writing by HTS, as such Qualified Vendors may change from time to time in HTS' reasonable discretion. HTS shall make commercially reasonable efforts to arrange with all of such Qualified Vendors for Licensee to purchase parts, components and materials necessary for the manufacture of the Products at prices that are at least as favorable as the prices for such parts, components and materials which are paid by HTS for similar quantities upon comparable terms. If Licensee shall locate a vendor which is capable of supplying Key Components at competitive prices, the identity of such vendor shall be submitted to HTS for written approval as a Qualified Vendor, which approval shall not be unreasonably delayed or denied.

                  4.3.2 Licensee shall purchase its requirements of Smart Cards as well as Flash Rom (pre-programmed with locked software bootstrap) directly from HTS at a price which HTS represents and warrants is and will at all times be the most favorable price offered from time to time or at any time by HTS for such products to its best customers in the Commercial Market purchasing similar quantities on similar payment and other material terms and shall in no event be higher than * HTS' price to Licensee for Smart Cards as of the date hereof is * which price HTS represents and warrants is in conformity with the foregoing pricing parameters.

                  4.3.3 The parties shall pursue joint procurement efforts related to parts and components necessary to manufacture the Products, as well as Accessories. The parties acknowledge that joint procurement efforts may be beneficial to both parties in achieving economies of scale which the parties may otherwise be unable to realize through separate procurement efforts. The parties shall negotiate in good faith an equitable sharing of costs and liabilities associated with such efforts.

                  4.3.4    HTS agrees to             *             to Licensee
for use in the Commercial Market,            *
                      from time to
time or at any time to any               *                        based upon
purchases of
similar quantities upon comparable terms, with such       *     and
         *           as are
otherwise made available to                *                           ,
based upon purchase of similar quantities upon comparable terms.

5.0      USE OF TECHNOLOGY AND CONFIDENTIAL AND PROPRIETARY
         INFORMATION

         5.1       Confidential Information

                  5.1.1 Licensee understands and agrees that the Technology, including without limitation all proprietary portions of the Specifications, and information provided by HTS to Licensee or otherwise obtained by Licensee relating to the HTS System and the business or operations of HTS and its Affiliates (except as set forth below in Section 5.1.3), ("HTS Confidential Information") is proprietary to HTS, and will be treated by Licensee, its Affiliates, employees, agents and Permitted Subcontractors in a confidential manner. Licensee represents and agrees that it will only use HTS Confidential Information as expressly permitted under the terms and conditions of this Agreement, or as otherwise permitted in writing in advance by HTS. Licensee may only disclose HTS Confidential Information to those of Licensee's officers, directors and employees who have a need to know HTS Confidential Information in connection with carrying out Licensee's obligations under this Agreement. Licensee shall not disclose HTS Confidential Information to any others, or allow any others to use HTS Confidential Information during the Term or at any time thereafter, without the prior written consent of HTS. Licensee represents and agrees that it shall use its best efforts to protect the confidential nature of HTS Confidential Information, and in all events shall use at least the same degree of care as it uses to protect its own confidential and proprietary information. Further, Licensee acknowledges and understands that HTS Confidential Information would be useful to HTS' competitors, and would cause damage to HTS' current and prospective business if disclosed without the prior written consent of HTS or in violation of this Agreement.

                  5.1.2 HTS understands and agrees that information provided by Licensee to HTS or otherwise obtained by HTS relating to the business or operations of Licensee (except as set forth below in Section 5.1.3) ("Licensee Confidential Information") is proprietary to Licensee and will be treated by HTS, its Affiliates, employees, and agents in a confidential manner. HTS represents and agrees that it will only use Licensee Confidential Information as expressly permitted under the terms and conditions of this Agreement, or as otherwise permitted in writing in advance by Licensee. HTS may only disclose Licensee Confidential Information to those of HTS' officers, directors and employees who have a need to know Licensee Confidential Information in connection with carrying out HTS' obligations under this Agreement. HTS shall not disclose Licensee Confidential Information, during the Term or at any time thereafter, without the prior written consent of Licensee. HTS represents and agrees that it shall use its best efforts to protect the confidential nature of Licensee Confidential Information, and in all events shall use at least the same degree of care as it uses to protect its own confidential and proprietary information. Further, HTS acknowledges and understands that Licensee Confidential Information would be useful to Licensee's competitors, and would cause damage to Licensee's current and prospective business if disclosed without the prior written consent of Licensee or in violation of this Agreement.

                  5.1.3 Notwithstanding any provision to the contrary in this
Section 5, HTS Confidential Information and Licensee Confidential Information (collectively referred to as the "Confidential Information") shall not include any information which is (for the purpose of this Section 5, HTS and Licensee as the case may be, are referred to as the "Recipient" or the "Discloser"):

                           (i) already in or comes into the public domain other
than through disclosure by the Recipient;

                           (ii) independently developed or known by the
Recipient, as evidenced by written documentation compiled by the Recipient prior to receipt by the Recipient of any of the Confidential Information;

                           (iii) disclosed to a third party without similar
restrictions;

                           (iv) received by the Recipient from a third party
without restriction and without breach of this Agreement;

                           (v) is not marked "confidential", "proprietary" or
with a marking of like import, and if disclosed orally, is not so identified;

                           (vi) is required to be disclosed by federal, state or
other laws, or by a court of competent jurisdiction.

                           The burden of proof in proving the presence of an
exclusion to the requirement to maintain the confidential nature of the Confidential Information shall be on the party asserting the exclusion.

                  5.1.4 The Recipient's confidentiality obligation shall include not making more copies of the Confidential Information than is reasonably necessary for fulfilling its obligations under this Agreement and security backup purposes, without the prior written consent of the Discloser. The original and all copies or other reproductions of the Confidential Information shall contain markings of "Confidential", "Proprietary" or like import, and together with all materials created or fabricated by the Recipient, including, without limitation, evaluations, based on the Confidential Information, are owned by and are the exclusive property of the Discloser, and shall be returned by the Recipient to the Discloser immediately upon request by the Discloser or termination or expiration of this Agreement.

                  5.1.5 Except as expressly set forth in this Agreement, this Agreement shall not be construed as granting or conferring any interests or rights, by license or otherwise, in any of the Confidential Information, including, without limitation, any patent or patent application or any copyright heretofore or hereafter granted or filed in which the Discloser now has or subsequently may obtain any right, title or interest or any other intellectual property rights.

                  5.1.6 The Recipient recognizes that the unauthorized use or disclosure by the Recipient, its Affiliates, its employees, agents or Permitted Subcontractors of any of the Confidential Information would cause irreparable injury and damage to the Discloser. The Recipient agrees that the Discloser shall, in addition to and not in limitation of, any other legal or equitable remedies and damages, be entitled to injunctive relief (without the necessity of posting or filing a bond or other security) to restrain the threatened or actual violation hereof by the Recipient, its Affiliates, its employees, agents and Permitted Subcontractors. All of the provisions of this Agreement which protect the Confidential Information, including, without limitation, Licensee's obligations to protect the Technology, shall survive the termination or expiration of this Agreement.

                  5.1.7 Recipient shall be obligated to maintain the Confidential Information in confidence for a period of three (3) years after disclosure by the Discloser.

         5.2      Use of Technology

                  5.2.1 Except as necessary for Licensee to specifically perform its obligations under this Agreement, Licensee shall not reverse engineer any software provided in binary form, including, but not limited to, the interface software and the object code of the conditional access task of the Technology. However, Licensee shall not be obligated to use any code provided by HTS in the design or manufacture of the Product except as detailed in the Key Components as detailed in Exhibit D and Licensee shall in any event ensure compliance with the Specifications as set forth in Exhibit E. Subject to Section 5.3 and as otherwise set forth in this Agreement, Licensee shall not use any Technology, Key Components or Exhibit I information in any other products without HTS' prior written consent.

                  5.2.2 Licensee shall not, without the prior written consent of HTS, which consent shall not be unreasonably withheld use the Technology at any location other than the Location(s).

         5.3      Cross-Licensing of Developments.


                  5.3.1 Independently Developed Intellectual Property. Any Intellectual Property owned or independently developed by a party relating to Digital Satellite Receiver Systems shall be owned by such party. Subject to
Section 3.1(b), upon request by a party, the party that has developed Intellectual Property related to Digital Satellite Receiver Systems for the Commercial Market will license the other to use the other party's Intellectual Property at no cost to such party, but only for use in the HTS System. If a party desires to use the other Party's Intellectual Property in any other products, it may only do so with the prior written consent of the other party, and on such reasonable terms as the other party may require.

                           5.3.2  Third Party Intellectual Property.  A party
shall have no rights to any intellectual property developed by a third party for or in conjunction with the other party. Each party understands and acknowledges that it may be restricted from being permitted to use any intellectual property developed by a third party for or in conjunction with the other party, including, but not limited to, intellectual property with regard to Digital Satellite Receiver Systems.

         5.4      U.S. Export and Other Laws

                  Licensee understands and acknowledges that HTS' obligations to Licensee under this Agreement, including, without limitation, any and all obligations of HTS to provide the Specifications (including the Technology), any technical assistance, any media in which any of the foregoing is contained and related technical data (collectively referred to as the "Data") are subject to HTS' ability to do so without violation of any applicable Laws, including without limitation the terms of any applicable U.S. export licenses issued in connection with the furnishing of the Data to Licensee under this Agreement. In the event HTS' obligations would conflict with any law, regulation or export license, HTS shall be excused from performance of such obligations to the extent required for compliance therewith. Licensee agrees to comply with all applicable Laws, including without limitation the terms of any U.S. export licenses or regulations affecting use or disposition of technical data or the product thereof, or any know-how, technical information, manufacturing or test equipment, components or software supplied by HTS under this Agreement. Licensee represents and warrants that it will comply in all respects with the export and re-export restrictions set forth in any applicable U.S. export licenses with respect to any item used in manufacture of the Products and will otherwise comply with any and all applicable U.S. export and re-export laws and regulations and any other applicable Laws in effect from time to time. Licensee shall cooperate with HTS in making application for and securing any required export licenses, approvals or other authorizations and shall prepare, execute and deliver all documents that may be required in connection therewith.


6.0      TRADEMARKS

         6.1 HTS' Marks. The rights and obligations of the parties hereto with respect to HTS' Marks shall be in addition to, and not in lieu of, the rights and obligations of the parties as set forth in the Trademark License Agreement attached hereto as Exhibit H. Licensee expressly acknowledges and understands that, as between HTS and Licensee, HTS and its Affiliates have the absolute ownership of, or right to allow Licensee to use, HTS' Marks.

                  6.1.1 Licensee may only affix its own brand name on the Products. Licensee, at HTS' request, shall also affix such of HTS' Marks as specified in Exhibit B on or in connection with the Products, including, but not limited to, on the receiver, antenna and packaging, and on the electronic screen guide in accordance with the usage guidelines for HTS' Marks (which shall include a minimum size requirement for HTS' Marks) as set forth in attached Exhibit K, as such guidelines may change from time to time in HTS' sole discretion.

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


Licensee agrees not to use any of HTS' Marks on the Products in any manner inconsistent with the Trademark License Agreement, the usage guidelines for HTS' Marks or without the prior written consent of HTS. Further, Licensee shall not use any of HTS' Marks on any other product manufactured by Licensee, without the prior written consent of HTS, which consent HTS may withhold in its sole discretion. If HTS permits Licensee to use any of HTS' Marks, use by Licensee shall be in accordance with the terms and conditions of the Trademark License Agreement, HTS' trademark usage guidelines and this Agreement. Licensee expressly acknowledges and understands that HTS and its Affiliates have the absolute ownership of, or right to allow Licensee to use, HTS' Marks.

                  6.1.2 Licensee agrees that it will not in any way dispute the validity of any of HTS' Marks or registrations of HTS' Marks, nor the sole proprietary right of HTS and its Affiliates thereto, nor the right of HTS and its Affiliates to use or license the use of HTS' Marks in the Territory or elsewhere, either during the Term or at any time thereafter.

                  6.1.3 Licensee further agrees not to perform, either during the Term or at any time thereafter, any act or deed either of commission or of omission which is inconsistent with HTS' or its Affiliates' proprietary rights in and to HTS' Marks, whether or not HTS' Marks are registered.

7.0      PAYMENTS AND ROYALTIES

         7.1      License Fee.

                  7.1.1 License Fee. Licensee shall pay to HTS the sum of * as a License Fee, * of which shall be paid immediately following the execution of this Agreement, and the balance of which shall be payable by Licensee * after delivery by HTS to Licensee of all of the information and materials required to be provided under Exhibits E, F, I, J and the Manufacturing Package (collectively, the "Deliverables"). If HTS does not deliver the Deliverables on or before * or such later date as Licensee shall determine, then Licensee may terminate this Agreement, the portion of the License Fee previously paid hereunder shall be repaid to Licensee and this Agreement shall thereupon be of no further force or effect.

         7.2      Royalty Payments

                  7.2.1 (a) In consideration of the Technology furnished by HTS to Licensee, and for other good and valuable consideration hereunder, as a condition for maintaining the license granted under this Agreement to manufacture and sell such products, commencing with the

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

   * Digital Satellite Receiver System manufactured and sold by Licensee which is activated to receive, decode and decrypt satellite transmitted signals from any of EchoStar's or its Affiliate's DBS Satellites, Licensee shall pay to HTS a royalty equal to * per unit ("Affiliated Royalty Payment").

                  (b) In the event Licensee manufactures and sells Commercial Hardware Kits as contemplated by Section 2.3 herein, Licensee, as a condition for maintaining the Kit License, shall pay to HTS a royalty equal * for each Commercial Hardware Kit manufactured and sold by Licensee (the "Kit Royalty Payment").

                  7.2.2 The Affiliated Royalty Payments and the Kit Royalty Payments (together, the "Royalty Payments") shall be paid by Licensee by the last day of the month following the month of sale by Licensee to its customer. Royalty Payments shall be paid by Licensee in U.S. dollars via wire transfer to an account designated by HTS.

                  7.2.3 Licensee acknowledges and understands that manufacture of the Products requires compliance with MPEG II, DVB and other industry standard technologies and the use of a range of other third party intellectual property rights. HTS represents and warrants that attached as Exhibit L hereto, is a list of persons, entities or technology known to HTS, which is not covered by this License Agreement, but for which Licensee may need to obtain rights in order to manufacture or sell the Products. Except as set forth on Exhibit L, HTS represents and warrants that it has no knowledge of and has received no notice from any third party claiming that HTS is infringing or has infringed on any proprietary rights of any third party. Licensee acknowledges and understands it, and not HTS, is responsible for determining those entities with which it must negotiate and enter into licensing agreements, for negotiating license rights from all those third parties and for paying (and represents and warrants that it will pay as and when due), any and all applicable license fees (other than the License Fee and Royalty Payments which are payable to HTS under this Agreement) to any and all entities to which a royalty or license fee is required to be paid for Digital Satellite Receiver Systems sold by Licensee. Nothing in this Section
7.2.3 or Exhibit L hereto shall be construed by Licensee or any third party as an admission by HTS or any Affiliate thereof that any company listed in Exhibit L has valid or exclusive proprietary rights to any particular technology which may be available for licensing by Licensee.

                  7.2.4 Licensee acknowledges that the License granted herein does not include, and Licensee shall have no rights with respect to the electronic programming guide (EPG) used in the HTS system.

         7.3 License Report. On or before the twentieth (20th) day of each month during the term of this Agreement Licensee shall provide to HTS a report which at a minimum accurately sets forth the number of units manufactured and sold by Licensee during the preceding month,

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


and such other information reasonably required by HTS from time to time to confirm the accuracy of any Royalty Payments due under Section 7.2.1 (the "License Report").

                  On or before the twentieth (20th) day of each month during the term of this Agreement HTS shall provide to Licensee a report which at a minimum accurately sets forth the number of units manufactured and sold by Licensee which are activated to receive, decode and decrypt satellite transmitted signals from any of EchoStar's or its Affiliates DBS Satellites during the preceding month, and such other information reasonably required by Licensee from time to time to confirm the accuracy of any Affiliated Royalty Payment due under Section 7.2.1(a) (the "Confirmation Report").

         7.4 Audit. During the Term, each of Licensee and HTS shall have the right to inspect and audit, upon reasonable prior written notice to the other party, such of the books and records of such other party or excerpts therefrom as may be necessary to verify that the Royalty Payments are being properly calculated and paid as required by Section 7.2, and in order to confirm compliance by Licensee or HTS, as the case may be, with any other of its obligations or covenants under this Agreement (an "Audit"). Any Audit conducted by HTS or Licensee shall be during normal business hours and in such a manner so as not to unreasonably disrupt the routine business operations of the party being audited. If during the course of an Audit the auditing party uncovers that the party being audited has failed to make Royalty Payments or made any underpayment with respect to any Royalty Payments made or overstated the Royalty Payments due, in any such case, in an amount in excess of 10% of the Royalty Payments properly determined to be due, the party owing payment shall pay, in addition to the unpaid or underpaid Royalty Payments or reimbursement of overcharged Royalty Payments, interest on such unpaid, underpaid, or overcharged Royalty Payments as set forth in Section 7.5 below and the reasonable costs and expenses incurred by the auditing party in connection with such Audit. A party's acceptance of any Royalty Payment shall not preclude the other party from questioning the accuracy of any License Report, Confirmation Report, or Royalty Payment at any time. Subject to Section 5.1.3, the information contained in any License Report, Confirmation Report, and any Audit shall be Licensee Confidential Information under Section 5.1.2.

         7.5 Late Payments. Any amounts owed but unpaid within 10 business days after the due date thereof under this Agreement shall incur interest at the lesser of 1.5% per month or the maximum amount permitted by law.

         7.6 Preferred Royalty Payments. HTS agrees that any license granted with respect to the Technology and other rights granted hereunder to any * for exploitation in the Commercial Market, shall be granted upon terms and conditions which provide no more favorable License Fees and Royalty Payments, than those payable by Licensee hereunder.

8.0      REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 Representations, Warranties and Covenants of Licensee. Licensee represents, warrants and covenants, as follows, which representations, warranties and covenants shall survive the execution of this Agreement and shall be continuing covenants during the entire term of this Agreement:

                  8.1.1 Licensee has the right and authority to enter into this Agreement and the execution, delivery and performance by Licensee of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of Licensee' articles of incorporation or bylaws, or any provision of any agreement by which Licensee is bound or affected.

                  8.1.2 Licensee acknowledges the applicability of U.S. export control regulations which prohibit the export, re-export or diversion of certain products and technology to certain countries, will comply with those regulations, and will not export or re-export any of the Data, the Technology or Products, in the form received, or as modified or incorporated into other equipment, except as authorized by such regulations.

                  8.1.3 Licensee is not, nor at any time will it be, in violation of any applicable Law by entering into and undertaking the performance of this Agreement and in performing its obligations pursuant to this Agreement. Licensee agrees to comply with any and all applicable Laws.

                  8.1.4 Licensee shall pay, as and when due, any and all applicable MPEG II, DVB, programming guide and other royalties and applicable license fees to any and all applicable entities to which a royalty or license fee is required to be paid in connection with manufacture or distribution of the Products.

                  8.1.5 Licensee has the necessary technical knowledge, practical experience and capacity to manufacture, assemble and test the Products under the License granted hereunder.

                  8.1.6 Licensee shall provide to HTS such adequate assurances as HTS may require from time to time in order to ensure that the requirements of this Section 8.1 have been met, and will continue to be met on an ongoing basis, by Licensee.

         8.2 Representations, Warranties and Covenants of HTS. HTS represents, warrants and covenants as follows, which representations, warranties and covenants shall survive the execution of this Agreement:

                  8.2.1 HTS has the right and authority to enter into this Agreement and the execution, delivery and performance by HTS of this Agreement have been duly authorized by all requisite corporate action and will not violate any provision of HTS' articles of incorporation or bylaws, or any provision of any agreement by which HTS is bound or affected.

                  8.2.2 Except with respect to the specific portions of the Technology and Intellectual Property listed on Exhibit L hereto, as to which HTS makes no warranty or representation whatsoever, HTS is the beneficial owner or licensee of Intellectual Property created independently by it, and such Intellectual Property is not subject to any covenant or other restriction preventing or limiting HTS' right to license it to Licensee as contemplated by this Agreement. Notwithstanding the above, no warranty whatsoever is given for any Third Party Intellectual Property (as defined in Section 11.2.1) or industry specific technology used in the manufacture of the Products, including, without limitation, the requirement to make payment of applicable royalties or other license fees to others.

                  8.2.3 HTS has not violated any non-disclosure or other agreements known to HTS, in any of its business or developmental activities in connection with the Technology.

                  8.2.4 The Products will function according to the Specifications, provided that Licensee manufactures the Products in strict conformance to the Specifications, and except as prevented by Licensee design or features incorporated by Licensee beyond the Specifications.

                  8.2.5 Except as otherwise expressly stated in this Agreement, HTS makes no other representations or warranties, either express or implied, statutory or otherwise, and all such warranties are hereby excluded except to the extent such exclusion is absolutely prohibited by law.

                  8.2.6 Except with respect to the specific portions of the Technology and Intellectual Property listed on Exhibit L hereto, as to which HTS makes no warranty or representation whatsoever, HTS is the exclusive legal owner of or has the right to sublicensee to Licensee the Technology and such Technology is not the subject of any pending or overtly threatened in writing, claims or demands by any third party alleging any proprietary interest therein or alleging that the Technology infringes on any rights (legal or otherwise) of any other person or entity.

                  8.2.7 HTS' existing Commercial HTS System functions according to the Specifications set forth in Exhibit E.

                  8.2.8 HTS shall provide to Licensee such adequate assurances as Licensee may require from time to time in order to ensure that the requirements of this Section 8.2 have been met, and will continue to be met on an ongoing basis, by HTS.

                  8.2.9 HTS has adopted and will publicly offer and implement the marketing program for the Commercial Market more fully described on Exhibit A attached hereto, subject, however to HTS right in its reasonable business judgment to modify such marketing plan and offerings as required to accommodate
(i) changes in the market (ii) legal rights of third parties, or (iii) legal or regulatory requirements of any governmental authority; provided, however, that such modifications which are within the control of HTS shall not be implemented for the primary purpose of unreasonably interfering with the benefits intended to be afforded to Licensee pursuant to this Agreement.

                  8.2.10 The Deliverables to be provided by HTS to Licensee under Section 7.1 of this Agreement, will contain all of the information necessary to manufacture the HTS System.

9.0      WARRANTY

         HTS and its Affiliates make absolutely no warranties, either express or implied, with respect to the Products, the quality or availability of programming, data or other information for use in conjunction with Products, or any other matters covered by this Agreement, except as specifically provided in this Agreement. Except as otherwise specifically set forth herein, HTS and its Affiliates shall have no exposure to Licensee in the event of any satellite or uplink failure, or for any other event resulting in impairment of the value of the Products ("Failure Event"). In no event is any warranty from HTS to Licensee (other than the warranty relating to security breaches of the Smart Card) intended to, or shall any such warranty be construed as, extending to any direct or indirect purchaser of Products from Licensee.

         9.1      HTS' Warranty on Smart Cards

                  9.1.1 HTS warrants that any Smart Cards purchased from HTS shall be free from defects in materials and workmanship for a period of ninety
(90) days after the Smart Card is activated for program reception (the "Smart Card Warranty Period"). Licensee shall return defective Smart Cards purchased from HTS at Licensee's expense. If the Smart Card is verified as having failed during the Smart Card Warranty Period, and the Smart Card is returned to HTS by Licensee within sixty (60) days after expiration of the Smart Card Warranty Period and the Smart Card is confirmed as defective by HTS, HTS, at its option, shall repair and return or replace and return conforming Smart Cards to Licensee at no charge to Licensee, or refund Licensee the purchase price of such defective Smart Cards. If (i) there is a security breach with respect to the Smart Cards, and (ii) HTS or one of its Affiliates decides in its sole discretion to replace the Smart Cards affected by the security breach with new Smart Cards, then HTS shall provide such an exchange at no cost for all affected Smart Cards sold by Licensee in receivers sold to its customers or otherwise and in Licensee's inventory. Except as provided in this Section 9.1.1, HTS and its Affiliates shall have no liability to Licensee or any third party as a result of any security breach of a Smart Card or an HTS System generally.

                  9.1.2 THE LIMITED WARRANTY PROVIDED BY HTS FOR SMART CARDS IN
SECTION 9.1.1 ABOVE IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR USE OR PURPOSE. IN NO EVENT SHALL HTS BE LIABLE FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF USE) ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE OR PERFORMANCE OF ANY SMART CARDS AND REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED UPON

BREACH OF WARRANTY OR CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL THEORY.

         9.2      Licensee's Warranty and Service Obligations

                  9.2.1 Licensee shall extend to the purchaser of the Products, and to the end use consumer, its standard warranty which must be competitive with the warranty on similar products offered generally in the industry; provided however, that Licensee shall not be required to offer a warranty relating to the Smart Card beyond the warranty relating thereto offered by HTS hereunder.

                  9.2.2 Licensee shall provide consumers with timely service and repair for the Products for a period of one (1) year following expiration or termination of this Agreement. Licensee shall maintain quality standards consistent with or exceeding industry standards and such standards as Licensee administers for any other similar Licensee branded consumer electronics product.

10.0     TERM AND TERMINATION

         10.1 Term. This Agreement shall commence on the date hereof and shall continue in effect for a period of five (5) years, unless otherwise terminated in accordance with the terms of this Agreement (the "Term") as set forth below.

                  10.1.1 Termination by Licensee. Licensee may terminate this Agreement at any time in case of: (i) a breach of a representation, warranty, covenant or agreement of HTS hereunder; or (ii) any other just cause provided, however that HTS shall have sixty (60) days following written notice from Licensee of such default by HTS, to cure such default. Upon HTS' failure to cure such default within such time period, Licensee may terminate this Agreement immediately upon written notice to HTS. Except as otherwise provided elsewhere herein or as otherwise determined under applicable law or in equity, Licensee shall not be entitled to any partial or complete refund of the License Fee, Royalty Payments, or any other amounts paid to HTS pursuant to this Agreement.

                  10.1.2 Termination by HTS. HTS may terminate this Agreement upon written notice to Licensee at any time in case of: (i) Licensee default in its obligation to pay the License Fee or any Royalty Payments required to be paid hereunder; (ii) a breach of any material representation, warranty, obligation, covenant or agreement of Licensee hereunder which is not cured within sixty (60) days after receipt by licensee of written notice hereof from HTS; (iii) Licensee being acquired by or if Licensee merges with a third party which is a Dish(TM) Competitor; (iv) Licensee's intentional falsification of any material records or reports hereunder; (v) Licensee's failure to comply with any applicable Laws in cases where such failure is likely

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

to have a material adverse effect on HTS; (vi) a defect rate in excess of * is associated with performance of the Product in the field unless such failure is a result of defective Smart Cards or defects in Products which are manufactured by Licensee in accordance with the Specifications; (vii) Licensee fails to commence full-scale manufacture of the Products (either directly or through a Permitted Subcontractor) within six months after the parties have agreed in writing that the Commercial HTS System meets the Specifications; (viii) Licensee fails to manufacture a minimum of at least * units of Product in any * period commencing one (1) month after the first calendar month in which Licensee manufactures at least * units of Product under this Agreement, unless Licensee can reasonably demonstrate that market demand for Products is lower than * units per * period and that Licensee is manufacturing Products in quantities sufficient to satisfy market demand; provided, however, that Licensee shall have sixty (60) days following written notice from HTS of such default by Licensee to cure such default (with the exception of Section 10.1.2(i) above, in which case Licensee shall have thirty (30) days, Section 10.1.2(iii) and (iv) above, in which case Licensee shall have no right to cure, and Section 10.1.2(vi), in which case Licensee shall have sixty (60) days to correct workmanship problems and up to ninety (90) days to correct problems that require a change in a semiconductor or in imbedded software). In the event of Licensee's failure to cure such default within such time period, HTS may terminate this Agreement at any time thereafter immediately upon written notice to Licensee. In the event of a termination of this Agreement by HTS under the terms of this Section 10.1.2, HTS shall be entitled to, in addition to, and not in limitation of, any other rights and remedies it may have under this Agreement, at law or in equity, immediate payment by Licensee of any and all unpaid Royalty Payments required to be paid under Section 7.2 of this Agreement. In no event will Licensee be entitled to any partial or complete refund of the License Fee, Royalty Payments, or any other amounts paid to HTS pursuant to this Agreement if termination properly occurs pursuant to this Section 10.1.

                  10.1.3 Payment of Certain Costs. If either party is required to resort to the courts to enforce the payment or other obligations of the other party hereunder, the party succeeding on the merits of the case in such litigation shall be entitled to receive all costs and expenses (including reasonable attorneys fees) incurred in connection with the recovery thereof.

         10.2 Termination of License. In the event: (i) this Agreement is terminated or expires pursuant to Section 10; or (ii) HTS loses its right, title or interest in any of the Technology: (a) the License granted hereunder shall terminate; (b) all Confidential Information shall be returned to the Discloser; and (c) Licensee shall cease using the Technology, including, without limitation, to manufacture the Products; provided, however, that notwithstanding the termination of this Agreement or the rights granted hereunder, Licensee shall be permitted to sell all of its remaining inventory of Products, build out and sell its remaining raw materials inventory of components into finished Products and otherwise build and sell such additional Products as are necessary to fulfill all then-existing firm purchase orders for Products from Licensee's customers, except that if this Agreement is terminated for cause then Licensee's right to build and sell such additional Products as are necessary to fulfill all then existing firm purchase orders for products from its customers shall only apply to such firm orders as are shipped within 90 days after the date of such termination.

         10.3 Survival of Certain Obligations. Termination of this Agreement for any reason shall not terminate any obligation or liability of one party to the other which logically would be expected to survive termination, or which is specified in this Agreement to expressly survive termination or which arises by operation of law, nor preclude or foreclose recovery of damages or additional remedies available to either party under applicable law, except as otherwise provided in this Agreement.

11.0     INDEMNITY

         11.1     General Indemnity

                  11.1.1 By Licensee. In addition to the Intellectual Property indemnity in Section 11.2.1 below, Licensee shall indemnify and hold HTS and its Affiliates, and any and all of its and their respective officers, directors, shareholders, employees, agents and representatives, and any and all of its and their assigns, successors, heirs and legal representatives (collectively the "HTS Group"), harmless from and against any and all claims, demands, litigation, settlements, judgments, damages or liabilities incurred by the HTS Group arising directly or indirectly out of: (i) a breach of any representation, warranty, obligation or covenant of Licensee hereunder; or (ii) payment of any applicable license fees or royalties required to be paid to any applicable third party in connection with the manufacture and sale of the Products; (iii) any claim whatsoever of products liability with respect to the Products (excluding design defects as a result of manufacture of the Products in strict conformance with the Specifications); or (iv) any claim otherwise arising out of or in connection with Licensee's manufacture or sale of the Products, including, without limitation, breaches by Licensee of any express or implied warranty, Licensee's manufacturing defects, or negligence by Licensee in the manufacture of Products.

                  11.1.2 By HTS. In addition to the Intellectual Property indemnity in Section 11.2.2 below, HTS shall indemnify and hold Licensee and its Affiliates, and any and all of its and their respective officers, directors, shareholders, employees, agents and representatives, and any and all of its and their assigns, successors, heirs and legal representatives (collectively the "Licensee Group"), harmless from and against any and all claims, demands, litigation, settlements, judgments, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by the Licensee Group arising directly or indirectly out of: (i) a breach of any representation, warranty or covenant of HTS hereunder; or (ii) any claim whatsoever of product liability with respect to the Products arising out of the design Specifications (provided that Licensee manufactures the Products in strict conformance with the Specifications).

         11.2     Intellectual Property Indemnity

                  11.2.1 By Licensee.

                           (a) Subject to the provisions of subsection (d)
below, Licensee, at its own expense, shall defend any suit brought against HTS insofar as based upon a claim that the Product(s) (including the on-screen guide and any other features to the extent the same are actually used in the Products) infringes any third party patent, copyright, trademark, service mark, trade secret, or other intellectual or industrial property right ("Third Party Intellectual Property") and shall indemnify and hold harmless HTS against any final award of damages or costs in such suit. This indemnity is conditional upon HTS giving Licensee prompt notice in writing of any suit for such infringement, full authority at Licensee' option to settle or conduct the defense thereof and full assistance and cooperation in said defense.

                           (b) No cost or expense shall be incurred on behalf
of Licensee without its prior written consent.

                           (c) In the event that any Product is in such suit
held to constitute infringement, Licensee at its own election and at its own expense may either procure for the consumer the rights to continue the use of the Product, or modify the Product so that it becomes non-infringing.

                            (d) Licensee shall not be obligated to defend
against, and shall not be liable for Third Party Intellectual Property infringement arising from compliance with HTS' design, the Specifications, or HTS' written instruction, except with respect to those persons, entities and technology listed on Exhibit L hereto. Except with respect to those persons, entities and technology listed on Exhibit L hereto, HTS shall indemnify Licensee against any final award of damages or costs for such infringement and shall reimburse all costs incurred by Licensee, in defending any suit for such infringement and if HTS does not desire to conduct such defense, then upon Licensee's request HTS shall give Licensee full authority to conduct the defense thereof and full assistance and cooperation in such defense.

                           (e) Licensee's liability under this clause shall be
limited as set forth in Section 11.4 below.

                           (f) The foregoing states the entire liability of
Licensee in connection with infringement of Third Party Intellectual Property and except as stated in this clause, Licensee will not be liable for any loss or damage of whatever kind (including in particular any incidental, indirect, special or consequential damage) suffered by HTS or any other person in respect of the infringement of any Third Party Intellectual Property.

                  11.2.2   By HTS.

                           (a) Except with respect to those persons, entities
and technology listed on Exhibit L hereto, HTS, at its own expense, shall defend any suit brought against Licensee insofar as based upon a claim that the Technology (excluding the Key Components), as such, directly or indirectly infringes any Third Party Intellectual Property and shall indemnify and hold harmless Licensee against any final award of damages or costs in such suit. This indemnity is conditional upon Licensee giving HTS prompt notice in writing of any suit for such infringement, full authority at HTS' option to settle or conduct the defense thereof and full assistance and cooperation in said defense.

                           (b) No cost or expense shall be incurred on behalf
of HTS without its written consent.

                           (c) In the event that the Technology is in such suit
held to constitute infringement, HTS at its own election and at its own expense may either procure for Licensee the rights to continue the use of the Technology, or modify the Technology so that it becomes non-infringing.

                           (d) In addition to the exception set forth in
Section 11.2.2(a) above, HTS shall not be obligated to defend against, and shall not be liable for: (i) infringement of any Third Party Intellectual Property claim covering combination of the Technology with any other product, whether or not supplied by HTS, except as such combinations are explicitly described herein; or (ii) infringement of any Third Party Intellectual Property arising from modifications by Licensee of the Specifications or Technology. Licensee shall indemnify HTS against any final award of damages or costs for such infringement and shall reimburse all costs incurred by HTS, in defending any suit for such infringement and if Licensee does not desire to conduct such defense, then upon HTS' request Licensee shall give HTS full authority to conduct the defense thereof and full assistance and cooperation in such defense.

                           (e) HTS liability under this clause shall be limited
as set forth in Section 11.4 below.

                           (f) The foregoing states the entire liability of HTS
in connection with infringement of Third Party Intellectual Property by the Technology and except as stated in this clause, HTS will not be liable for any loss or damage of whatever kind (including in particular any incidental, indirect, special or consequential damage) suffered by Licensee or any other person in respect of the infringement of any Third Party Intellectual Property.

         11.3 Indemnification Procedure. The party seeking indemnification (the "Indemnified Party") shall promptly notify the party from whom indemnification is being sought (the "Indemnifying Party"). The Indemnified Party shall not make any admission as to liability or agree to any settlement of or compromise any claim without the prior written consent of the Indemnifying Party. The Indemnifying Party shall be entitled to have the exclusive conduct of

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


and/or settle all negotiations and litigation arising from any claim and the Indemnified Party shall, at the Indemnifying Party request and expense, give the Indemnifying Party all reasonable assistance in connection with those negotiations and litigation.

         11.4      Limitation of Liability

                  11.4.1 In no event shall either party be liable, for indemnification or otherwise, for any indirect, special, exemplary, incidental or consequential damages (including, but not limited to, loss of use or lost business, revenue, profits or goodwill) arising out of or in any way connected with this Agreement, the License granted hereunder, termination or any other matter related hereto.

                  11.4.2 Except with respect to (i) specific payments of royalties occasioned by the manufacture and sale of products contemplated by this Agreement; or (ii) gross negligence or willful misconduct, the entire liability of either party to the other pursuant to this Agreement shall not exceed *

                  11.4.3 The parties agree that each and every provision of this Agreement which provides for a limitation of liability, disclaimer of warranties or exclusion of damages is expressly intended to be severable and independent of any other provision since they represent separate elements of risk allocation between the parties and shall be separately enforced. This Section 11 shall expressly survive the expiration or termination of this Agreement.

12.0     GENERAL

         12.1 Notice. Any notice to be given hereunder shall be in writing and shall be sent by facsimile transmission, or by first class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party notified, addressed to such party at the following address, or sent by facsimile to the following fax number, or such other address or fax number as such party may have substituted by written notice to the other. The sending of such notice with confirmation of receipt thereof (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by mail or by overnight courier service) shall constitute the giving thereof:

                  If to Licensee: Blonder Tongue Laboratories, Inc.
                                  One Jake Brown Road
                                  Old Bridge, New Jersey 08857
                                  Attn: James A. Luksch, President
                                  Fax No. (908) 679-3259

                  With a copy to:   Gary P. Scharmett, Esquire
                                    Stradley, Ronon, Stevens & Young, LLP
                                    2600 One Commerce Square
                                    Philadelphia, PA   19103
                                    Fax No.: (215)  564-8120

                  If to HTS:        Houston Tracker Systems, Inc.
                                    90 Inverness Circle East
                                    Englewood, Colorado 80112
                                    Attn:  James DeFranco
                                    Fax No.: (303) 799-0354

                  With a copy to:   David K. Moskowitz, Senior Vice President
                                    and General Counsel
                                    Fax No.: (303) 799-0354

         12.2 Independent Contractors. This Agreement and the transactions contemplated hereby are not intended to create an agency, partnership or joint venture relationship between the parties, or confer any benefit on any third party. All agents and employees of each party shall be deemed to be that party agents and employees exclusively, and the entire management, direction, and control thereof shall be vested exclusively in such party. Each party, its agents and employees, shall not be entitled to any benefits, privileges or compensation given or extended by the other party to its employees.

         12.3 Waiver. The failure or delay of either party to exercise any right hereunder shall not be deemed to be a waiver of such right, and the delay or failure of either party to terminate this Agreement for breach or default shall not be deemed to be a waiver of the right to do so for that or any subsequent breach or default or for the persistence in a breach or default of a continuing nature.

         12.4 Choice of Law and Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Colorado and the United States of America without giving effect to its conflict of law provisions.

         12.5 Entire Agreement. This Agreement supersedes any previous agreement or negotiations between the parties hereto, either expressed or implied. It constitutes the entire agreement between the parties or its subject matter and shall not be modified or amended except as specifically provided herein.

         12.6 Force Majeure. Neither party shall be liable to the other party for nonperformance or delay in performance of any of its obligations under this Agreement due to causes reasonably beyond its control or which cause makes performance a commercial impracticability, including act of God, fire, explosion, flood, windstorm, earthquake, trade embargoes, strikes, labor troubles or other industrial disturbances, accidents, governmental regulations, riots, and insurrections ("Force Majeure"). Upon the occurrence of a Force

Majeure condition, the affected party shall immediately notify the other party with as much detail as possible and shall promptly inform the other party of any further developments. Immediately after the Force Majeure event is removed or abates, the affected party shall perform such obligations with all due speed unless the Agreement is previously terminated in accordance with Section 10.1 hereof. Neither party shall be deemed in default of this Agreement if a delay or other breach is caused by a Force Majeure event. If a Force Majeure event is expected to continue for more than three (3) months, either party may terminate this Agreement by providing thirty (30) days prior written notice to the other party. Such termination shall be without any continuing liabilities or obligations on the part of one party to the other of any kind except as expressly set forth herein.

         12.7 Severability. If any term or provision herein, or the application thereof to any person, entity, or circumstances shall to any extent be invalid or unenforceable in any pertinent jurisdiction, the remainder hereof shall not be affected thereby but shall be valid and enforceable as if the invalid term or provision were not a part hereof.

         12.8 Headings. The descriptive headings contained in this Agreement are included for convenience and reference only and shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

         12.9 Assignment. HTS may assign its rights and delegate its duties under this Agreement in whole or in part at any time. Licensee may not assign any rights or delegate any duties under this Agreement without HTS' prior written consent, which consent shall not be unreasonably withheld. This Agreement will bind and inure to the benefit of, the parties and their respective successors and permitted assigns.

         12.10 Confidentiality. The parties acknowledge and agree that the terms and conditions of this Agreement are confidential and shall be treated in strict confidence during the Term and at all times thereafter. Notwithstanding the foregoing, a party may disclose the terms of this Agreement: (i) to those employees within its respective organization who have a need to know the terms of this Agreement in order to carry out its obligations under this Agreement;
(ii) to auditors, attorneys and other professional advisors as a part of its normal reporting requirements; (iii) as may be necessary to enforce or defend an action which arises out of or in connection with this Agreement; and (iv) as may be required by applicable law, court or administrative order or by regulation of applicable governmental agencies.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first written above.



                                       HOUSTON TRACKER SYSTEMS, INC.

                                       By:______________________________________

                                       Title:___________________________________


                                       BLONDER TONGUE LABORATORIES, INC.

                                       By:______________________________________

                                       Title:___________________________________

                                  EXHIBIT LIST


Exhibit A   HTS Marketing Plan for Commercial Market (8.2.9)

Exhibit B   Performance Parameters and Criteria for Commercial Software (1.1.7)

Exhibit C   HTS' Marks to be Placed on the Products (1.1.9)

Exhibit D   Key Components and Qualified Vendors (1.1.12) (1.1.21)

Exhibit E   Product Specifications for Commercial Hardware (1.1.22)

Exhibit F   Technology (1.1.23)

Exhibit G   List of Permitted Subcontractors (2.1.3)

Exhibit H   Form of Trademark License Agreement (2.2)

Exhibit I   Information to be Provided to Licensee by HTS (3.1)

Exhibit J   Test Procedures and Plan (4.2.3)

Exhibit K   HTS' Trademark Usage Guidelines (6.1.1)

Exhibit L   Schedule of Persons, Entities and Technology not Covered by License
            Agreement (7.2.3)

                                    EXHIBIT A
                    HTS Marketing Plan for Commercial Market

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.





                                        *

                                    EXHIBIT B
           Performance Parameters and Criteria for Commercial Software

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.








                                        *

                                   EXHIBIT C

                     HTS' Marks to be Placed on the Products

                                   Exhibit C

                    HTS' Marks to be Placed on the Products

                              GENERAL APPLICATION

                                     [LOGO]
                                      d-sh

                  [LOGO]                                [LOGO]
                  pms 186                            Black or White


                  [LOGO]                                [LOGO]
                  Black                                 White

                                   Exhibit C

                    HTS' Marks to be Placed on the Products

                                DISH APPLICATION

                                     [LOGO]
                     (dimensions showing placement of logo)

                                   Exhibit C

                    HTS' Marks to be Placed on the Products

                              RECEIVER APPLICATION

                                Minimum size for
                            application on receiver
                                is 1" horizontal


                                     [LOGO]
                             two color application
                                 on light color


                                     [LOGO]
                             one color application
                                 on dark color


                                     [LOGO]
                             two color application
                                 on dark color

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.



                                    EXHIBIT D
                      Key Components and Qualified Vendors

o           *      (Qualified Vendor: HTS or such other Qualified Vendor)
o           *      (Qualified Vendor: HTS)
o                        *       (Qualified Vendor: HTS)
o                        *                 (Qualified Vendor: HTS)
o                                  *                  (Qualified Vendors: HTS
and          *       )

                                   EXHIBIT E

                 Product Specifications for Commercial Hardware

User and
Installation
Guide

                                   Commercial
                                     Digital
                                    Receiver



                                                             [DISH NETWORK LOGO]

The lightning flash symbol is intended
to alert you to the potential risk of
personal injury or death or damage to
property or equipment.

[graphic]

[caution graphic]

[attention graphic]


The exclamation point symbol is intended to alert you to important operation or maintenance (service) instructions.


TO REDUCE THE RISK OF ELECTRIC SHOCK, DO NOT REMOVE THE COVER FROM THIS UNIT. NO USER-SERVICABLE PARTS INSIDE. REFER SERVICING TO QUALIFIED SERVICE PERSONNEL. TO PREVENT FIRE OR SHOCK HAZARD, DO NOT EXPOSE THIS UNIT TO RAIN OR MOISTURE.

                         NOTE TO CATV SYSTEM INSTALLER

This reminder is provided to call the CATV System Installer's attention to
Article 820-40 of the NEC that provides guidelines for proper grounding and, in particular, specifies that the cable ground shall be connected to the grounding system of the building as close to the point of cable entry as practical.


Table of Contents
------------------------------------------------------------------------------

Introduction...................................................  1
Activation and Assistance......................................  1
Safety Instructions............................................  2
The Receiver...................................................  4
     Front Panel.....................................  4
     Back Panel......................................  5
Using the Receiver.............................................  7
     Start-Up Information............................  7
     Default Menu....................................  8
     Password Entry Menu.............................  8
     Main Menu.......................................  9
     Channel Change Menu.............................  9
     Password Change Menus........................... 10
     Diagnostic Tests Menus.......................... 11
     Modem Setup Menu................................ 12
     System Information.............................. 13
     Types of Error Messages......................... 13
Installing the Receiver....................................... 14
     Installation Requirements....................... 14
     Installing the Receiver in a Rack............... 14
     Connecting the Receiver to Your System.......... 15
Appendix...................................................... 18
     Limited Warranty................................ 18
     Staying Legal................................... 20
     FCC Compliance.................................. 20
     Radio Inteference............................... 20
     Menu Structure.................................. 21
     Error Messages.................................. 23
     Technical Specifications........................ 24

Introduction

The commercial digital receiver receives and decodes digital MPEG2 video and audio signals transmitted via the EchoStar group of satellites. For convenience of installation, the chassis fits into a standard 19" wide by 1.75" high rack mount.

The receiver is operated using seven multi-function control buttons and a back lit liquid crystal display on the receiver front panel. The front panel also provides a convenient BNC test point connector for a local video monitor.

The receiver rear panel features an industry-standard, coaxial F connector for video output. The rear panel also provides both a monaural, high impedance audio output via a coaxial F connector, and a balanced, 600 Ohm stereo output via a terminal strip.

To ensure long service and high reliability of the receiver in installations with elevated temperatures, the receiver features a temperature-controlled cooling fan.


THIS RECEIVER IS NOT DESIGNATED, APPROVED, NOR WARRANTED FOR USE IN ANY NON-COMMERCIAL ENVIRONMENT, INCLUDING ANY SINGLE FAMILY RESIDENCE OR ANY OTHER LOCATION, THE PRIMARY PURPOSE OF WHICH IS TO SERVE AS A SINGLE FAMILY RESIDENTIAL DWELLING.


Activation and Assistance

For information on installing the receiver, see "Installing the Receiver" on page 14.

Once you have installed the receiver, call 1-800-454-0843 to activate your account. This will allow viewing of DISH Network(TM) programming.

If you need assistance, call the DISH Network(TM) Service Center at 1-800-454-0837.

For information on the warranty, see "Limited Warranty" on page 18.

SAFETY INSTRUCTIONS
--------------------------------------------------------------------------------

[WARNING GRAPHIC]

You should always follow these instructions to help ensure against injury to yourself and damage to your equipment.

o Read all safety and operating instructions before you operate the receiver.

o Retain all safety and operating instructions for future reference.

o Heed all warnings on the receiver and in the safety and operating instructions.

o Follow all installation, operating, and use instructions.

o Unplug the receiver from the AC power outlet before cleaning. Use only a damp cloth for cleaning the exterior of the receiver.

o Do not use accessories or attachments not recommended by EchoStar, as they may cause hazards, and will void the warranty.

o Do not operate the receiver in high-humidity areas, or expose it to water or moisture.

o Do not place the receiver on an unstable cart, stand, tripod, bracket, or table. The receiver may fall, causing serious personal injury and damage to the receiver. Install the receiver only in a mounting rack designed for 19" rack-mounted equipment.

o Do not block or cover slots and openings in the receiver. These are provided for ventilation and protection from overheating. Never place the receiver near or over a radiator or heat register. Do not place the receiver in an enclosure such as a cabinet without proper ventilation. Do not mount equipment in the rack space directly above or below the receiver.

o Operate the receiver using only the type of power source indicated on the marking label. Unplug the receiver power cord by gripping the plug, not the cord.

o The receiver is equipped with a three-wire ground-type plug. This plug will fit only into a ground-type power outlet. If you are unable to insert the plug into the outlet, contact an electrician to replace the outlet. Do not defeat the safety purpose of the ground-type plug.

o Route power supply cords so that they are not likely to be walked on or pinched by items placed upon or against them. Pay particular attention to cords at plugs, convenience receptacles, and the point where they exit from the unit.

o Be sure that the outdoor components of the antenna system are grounded in accordance with local, federal, and National Electrical Code (NEC) requirements. Pay special attention to NEC Sections 810 and 820. See the example shown in the following diagram:


                      [ILLUSTRATION OF GROUNDING PROCEDURE]

o We strongly recommend using an outlet that contains surge suppression or ground fault protection. For added protection during a lightning storm, or when the receiver is left unattended and unused for long periods of time, unplug it from the wall outlet and disconnect the lines between the receiver and the antenna. This will prevent damage caused by lightning or power line surges.

o Do not locate the antenna near overhead power lines or other electric light or power circuits, or where it can fall into such power lines or circuits. When installing the antenna, take extreme care to avoid touching such power lines or circuits, as contact with them can be fatal.

o Do not overload wall outlets or extension cords, as this can result in a risk of fire or electrical shock.

o Never insert objects of any kind into the receiver through openings, as the objects may touch dangerous voltage points or short out parts. This could cause fire or electrical shock.

o Do not attempt to service the receiver yourself, as opening or removing covers (except the SmartCard cover) may expose you to dangerous voltage and will void the warranty. Refer all servicing to authorized service personnel.

o Unplug the receiver from the wall outlet and refer servicing to authorized service personnel whenever the following occurs:

  o The power supply cord or plug is damaged;

  o Liquid has been spilled, or objects have fallen into the receiver;

  o The receiver has been exposed to rain or water;

  o The receiver has been dropped or the chassis has been damaged;

  o The receiver exhibits a distinct change in performance.

o When replacement parts are required, ensure that the service technician uses replacement parts specified by EchoStar. Unauthorized substitutions may damage the receiver or cause electrical shock or fire, and will void the warranty.

o Upon completion of any service or repair to the receiver, ask the service technician to perform safety checks to ensure that the receiver is in proper operating condition.

THE RECEIVER
--------------------------------------------------------------------------------
FRONT PANEL

                              [FRONT PANEL GRAPHIC]

VIDEO TEST POINT

This test point provides 1 V (p-p) video output on a female BNC connector as a source for a local video monitor. The signal at this test point reflects the same video level as that of the back panel Video Output.

SMARTCARD SLOT COVER

The receiver comes with the SmartCard already installed. See "Error Messages" on page 23 for more information about the SmartCard.

[ATTENTION GRAPHIC]

The receiver works only with the SmartCard installed. You must use the SmartCard that was authorized for your receiver. Do not remove the SmartCard. The Limited Warranty does not cover replacement of SmartCards that you lose or damage.

LIQUID CRYSTAL DISPLAY (LCD)

This LCD displays all the receiver menus, plus System Information and Error Messages. See "Using the Receiver" on page 7 for a description of these items.

FRONT PANEL BUTTONS

1 BUTTON

Press the 1 button to choose an option in a menu, or to view a new menu. You can also press this button to increase the channel, password, or telephone prefix digit that is highlighted in a menu.

2 BUTTON

Press the 2 button to choose an option in a menu, or to view a new menu. You can also press this button to decrease the channel, password, or telephone prefix digit that is highlighted in a menu.

3 BUTTON

Press the 3 button to choose an option in a menu, or to view a new menu. You can also press this button to move a menu highlight to the next digit (to the right) of a channel number, password, or telephone prefix.

4 BUTTON

Press the 4 button to choose an option in a menu, or to view a new menu. You can also press this button to move a menu highlight to the previous digit (to the left) of a channel number, password, or telephone prefix.

SELECT BUTTON

Press the Select button to enter information or to select a highlighted menu option.

EXIT BUTTON

Press the Exit button to exit the current menu and view the previous menu.

STANDBY BUTTON

Press the Standby button once to switch the receiver into standby (OFF) mode. Press the Standby button again to switch the receiver into active (ON) mode.
Note: If you set a password, the Standby button works only if the password has been entered correctly. If you leave "0000" as the password, then the Standby button works at any time.

BACK PANEL

                               [BACK PANEL GRAPHIC]


POWER ENTRY     [POWER RECEPTACLE GRAPHIC]


This polarized, 3-pin, IEC-320 series, 60 Hz, fused receptacle operates from 85 to 135 VAC. The fuse type used is 1.6A, 250V slow-blow (5x20 mm size).

COOLING FAN AND VENTILATION SLOTS     [COOLING FAN AND
                                       VENTILATION SLOTS GRAPHIC]

This 24 VDC forced-air fan activates when the receiver internal ambient temperature reaches 97(degree)F (36(degree)C).


[ATTENTION GRAPHIC]

Do not block the Cooling Fan or the receiver ventilation slots (on the back panel, sides, and top of the receiver). This may overheat the receiver, causing damage.

AUDIO OUTPUT          [AUDIO OUTPUT PANEL GRAPHIC]

The screw terminal strip provides a single stereo, 600 Ohm, balanced Left/Right audio output pair. The "F" connector provides a mono (left and right audio combined), high impedance (10K Ohm) output.

VIDEO OUTPUT       [VIDEO OUTPUT PANEL GRAPHIC]

The female "F" connector provides a single 75 Ohm, filtered video output. The signal at this output reflects the same video level as that of the front panel Video Test Point. The four-pin, mini-DIN output supports Super-VHS video (S-Video).

RS-485 SERIAL INTERFACE     [SERIAL INTERFACE GRAPHIC]

These RJ-11 connectors are reserved for future use. They will provide a serial interface to allow control and monitoring of the receiver (or receivers) from a personal computer.

LNB POWER SWITCH      [LNB POWER SWITCH GRAPHIC]

Use this switch to turn power ON or OFF to the LNB through the RF Input.

RF INPUT   [RF INPUT GRAPHIC]

This female "F" connector receives an IF signal, 950-1450 MHz RF input from the antenna.

TELEPHONE JACK     [TELEPHONE JACK GRAPHIC]

Connect a telephone line to this standard RJ-11 connector, and then connect the line to an active telephone connection. This connection can be "daisy-chained" among multiple receivers.

USING THE RECEIVER
--------------------------------------------------------------------------------

START-UP INFORMATION

When you plug the receiver power cord into a power outlet the receiver automatically turns ON, and displays the following start-up information on the front panel LCD.

        COPYRIGHT        [Copyright 1996 EchoStar
                         Communications Corp.]

                         followed by:

                         [All Rights Reserved
                         1-800-454-0837]

The receiver displays the above information for a few seconds.
Note: The receiver also displays this information when you switch it out of Standby (OFF) mode by pressing the Standby button.

DIAGNOSTIC TESTS IN PROGRESS     [Diagnostics in Progress
                                 Testing Main Unit . . .]

The receiver displays this message while it does the diagnostic tests. The receiver updates the message to show which test is being done. If there is a failure in a diagnostic test, the receiver displays a failure message such as the following:

                               [POWER ON DIAG FAILURE
                               MODEM: No Dial Tone]

The name of the failed test and an error description appear at the bottom of this message. The receiver also displays the [D check mark] symbol in the upper left corner of the Default Menu. See "Default Menu" on page 8.

Note: To clear such a failure message from the receiver display and the [D check mark] symbol from the Default Menu, press the Exit button. You should then use the Diagnostic Tests Menu to run the appropriate diagnostic test. See "Diagnostic Tests Menu" on page 11.

SIGNAL ACQUISITION               [ACQUIRING SIGNAL]

The receiver briefly displays this message while it acquires the satellite signal.

Note: The receiver also displays this message if it loses the satellite signal. See "Error Messages" on page 23 for more information.

TUNING ACQUISITION          [ACQUISITION IN PROGRESS
                            WAIT, OR (1) Ch Up (2) Ch Down]

If the receiver cannot acquire a channel, it displays this menu. Press the 1 or 2 button to tune the receiver to another channel. If the receiver cannot acquire that channel, it will display this menu.

STANDBY MESSAGE        [IN STANDBY MODE]

The receiver displays this message when the receiver power cord is plugged in and the receiver is in Standby (OFF) mode. Press the Standby button to take the receiver out of Standby mode. Press the Standby button again to put the receiver into Standby mode.

DEFAULT MENU        [D check mark] ESPN2    LOCKED 96%]
                    [1 Main Menu            2 Sys info]

The receiver displays this menu when the receiver power cord is plugged in and the receiver is ON (that is, not in Standby [OFF] mode), unless you are using another menu. If you press the Exit button while using the Main Menu or the Password menus, or displaying System Information, the receiver displays this menu. Also, when you are using another menu, if the receiver detects no front panel button presses in three minutes, it displays this menu.

This menu shows the current channel number and name. It shows the locked/unlocked status of the currently tuned channel, and the current signal strength, expressed as a percentage from 0% to 99% and updated every few seconds. If there was a failure in the most recently run power up diagnostic test, the receiver displays the [D check mark] symbol in the upper left corner of this menu.

You have two options:

o Press the 1 button to display the Main Menu.

Note: If you set a password, the receiver displays the Password Entry Menu. You must enter the password to access the Main Menu. If you leave "0000" as the password, the receiver bypasses the Password Entry Menu.

o Press the 2 button to display System Information. You do not have to enter the password.

PASSWORD ENTRY MENU          [ENTER PASSWORD: 0***
                             1 # Up    2 # Down    3 Next#    4 Prv#]

Note: The default password is "0000". If you wish, you may leave this as the password. Then, the receiver bypasses this menu.

To enter the password, do the following:

1. Press the 1 button to increase, or the 2 button to decrease the first digit of the password.
   Note: The receiver automatically places the highlight on the first digit of the password. The receiver displays an asterisk (*) for each password digit that is not highlighted. You may press the 1 or 2 button repeatedly to scroll from 0 to 9, or 9 to 0, "wrapping" from 9 back to 0, or from 0 back to 9.


2. Press the 3 button to move the highlight to the next password digit to the right. Press the 1 or 2 button to select the number for this digit.


3. Repeat step 2 for the third and fourth digits of the password.
   Note: Press the 4 button to move the highlight to the previous password digit (to the left). Press the 3 or 4 button repeatedly to scroll to the right or left, "wrapping" from the last digit back to the first digit, or from the first digit back to the last digit.


4. Press the Select button to enter the password and display the Main Menu.

Note: Press the Exit button to cancel this procedure and display the Default
Menu.

Note: If you enter an incorrect password, the receiver displays the password Incorrect Menu.

MAIN MENU      [MAIN MENU 1 Channel #
               2 Ch. Pwd.   3 Diag   4 Modem]

If you enter the correct password in the Password Entry Menu, or if you leave "0000" as the password, the receiver displays this menu.
You have the following options:

o Press the 1 button to display the Channel Change Menu.

o Press the 2 button to display the Change Password Menus.

o Press the 3 button to display the Diagnostic Tests Menu.

o Press the 4 button to display the Modem Setup Menu.

Note: Press the Exit button to exit this menu and display the Default Menu. If you do this, and if you have set a password, you must reenter the password to access the Main Menu.


CHANNEL CHANGE MENU     [CHANNEL CHANGE MENU
                        1 Direct Entry    2 Browse]

Note: Access this menu by pressing the 1 button while using the Main Menu.

Use this menu to select the method of changing channels you prefer. You have the following options:

o Press the 1 button to display the Channel Change Direct Entry Menu.

o Press the 2 button to display the Channel Change Browse Menu.

Note: Press the Exit button to exit this menu and return to the Main Menu.

CHANNEL CHANGE DIRECT ENTRY MENU    [142 STANLEY CUP CH: 142
                                    1 #Up   2 #Down    3 Next#    4 Prv#]

Use this menu to view the current channel number and program name, or to tune the receiver to a new channel using direct entry of the new channel number.

The current channel number appears in the upper left corner, and the current program name at the top middle of this menu. The new channel number appears at the upper right corner.

To change the channel, do the following:

1. Press the 1 button to increase, or the 2 button to decrease the first digit of the new channel number.

   Note: The receiver automatically places the highlight on the first digit of the new channel number. You may press the 1 or 2 button repeatedly to scroll from 0 to 9, or 9 to 0, "wrapping" from 9 back to 0, or from 0 back to 9.

2. Press the 3 button to move the highlight to the next new channel number digit to the right. Press the 1 or 2 button to select the number for this digit.

3. Repeat step 2 for the third digit of the new channel number.

   Note: Press the 4 button to move the highlight to the previous new channel number digit (to the left). Press the 3 or 4 button repeatedly to scroll to the right or left, "wrapping" from the last digit back to the first digit, or from the first digit back to the last digit.

4. Press the Select button to tune the receiver to the new channel number.

Note: Press the Exit button to cancel this procedure and display the Main Menu.

 CHANNEL CHANGE BROWSE MENU     [142  ESPN2
                                1 Ch Up 2 Ch Down]

Use this menu to view the current channel number and name, or to tune the receiver to a new channel by browsing through the channel numbers.

The current channel number and name appears at the top of this menu.

To change the channel, do the following:

o Press the 1 button to select the next higher channel number. Press the 1 button repeatedly to continue selecting higher channel numbers.

o Press the 2 button to select the next lower channel number. Press the 2 button repeatedly to continue selecting lower channel numbers.

Press the Select button to tune the receiver to the new channel number.

Note: Press the Exit button to exit this menu and display the Main Menu.

PASSWORD CHANGE MENUS

Note: Access these menus by pressing the 2 button while using the Main Menu.

ENTER CURRENT PASSWORD MENU    [ENTER CUR. PASSWORD: 0***
                               1 #Up   2 #Down   3 Next#   4 Prv#]

Note: The default password is "0000". If you wish, you may leave this as the password.

In order to change the password, you must first enter the current password using this menu. Follow the instructions under "Password Entry Menu." Then, press the Select button to enter the password.

Note: Press the Exit button to cancel this procedure and display the Main Menu.

ENTER NEW PASSWORD MENU        [ENTER NEW PASSWORD: 0***
                               1 #Up   2 #Down   3 Next#   4 Prv#]

Note: The default password is "0000". If you wish, you may leave this as the password.

If you enter the correct password in the Enter Current Password Menu, the receiver displays this menu. Enter the new password the same way that you entered the current password. Then, press the Select button to enter the password.

Note: Press the Exit button to cancel this procedure and display the Main
Menu.

REENTER PASSWORD MENU      [REENTER PASSWORD: 0***
                           1 #Up 2 #Down 3 Next# 4 Prv#]

Once you enter a new password using the Enter New Password Menu, the receiver displays this menu. To confirm the new password, reenter it the same way as before. Then, press the Select button to reenter the password.

Note: If the password you reenter matches the password you entered in the Enter New Password Menu, the receiver accepts the new password and displays the Main Menu. If not, the receiver displays the Password Incorrect Menu.

Note: Press the Exit button to cancel this procedure and display the Default Menu. The password does not change.

PASSWORD INCORRECT MENU       [PASSWORD INCORRECT
                              1 Reenter]

If you enter an incorrect password, or incorrectly reenter a new password, the receiver displays this menu. Press the 1 button to access the Reenter Password Menu, which you can use to reenter the password.

Note: There is no limit to the number of times you may try to enter the password.

Note: Press the Exit button to exit this menu and display the Default Menu. No password is entered.

DIAGNOSTIC TESTS MENU     [DIAGNOSTICS
                          1 System   2 Signal   3 Modem]

Note: Access this menu by pressing the 3 button while using the Main Menu.

Use this menu to run diagnostic tests on the receiver.

You have the following options:

o Press the 1 button to run the system diagnostic test.

o Press the 2 button to run the signal diagnostic test.

o Press the 3 button to run the modem diagnostic test.

o Press the Exit button to exit this menu and display the Main Menu.

SYSTEM DIAGNOSTIC TEST   [SYSTEM TEST   PASSED
                                      1 Rerun]

If you run the System Diagnostic Test, the receiver displays this report.

Note: This test also interrupts this TV video with an information message. If the system passed the test, the word "PASSED" appears in the upper right corner of this report.
If the system failed the test, the word "FAILED" appears in the upper right corner, and the error code and name appear at the lower left corner.

You have the following options:

o Press the 1 button to rerun the system diagnostic test. The receiver updates the "PASSED"/"FAILED" status on this report.

o Press the Exit button to exit this menu and display the Diagnostic Tests Menu.

SIGNAL DIAGNOSTIC TEST         [SIGNAL TEST    PASSED
                                             1 Rerun]

If you run the Signal Diagnostic Test, the receiver displays this report.
Note: This test also interrupts the TV video with an information message. If the signal passed the test, the word "PASSED" appears in the upper right corner of this report.
If the signal failed the test, the word "FAILED" appears in the upper right corner, and the error code and name appear at the lower left corner.

You have the following options:

o Press the 1 button to rerun the signal diagnostic test. The receiver updates the "PASSED"/"FAILED" status shown on this report.

o Press the Exit button to exit this menu and display the Diagnostic Tests Menu.

MODEM DIAGNOSTIC TEST        MODEM TEST    PASSED
                                          1 Rerun

If you run the Modem Diagnostic Test, the receiver displays this report. If the modem passed the test, the word "PASSED" appears in the upper right corner of this report. If the modem failed the test, the word "FAILED" appears in the upper right corner, and the error code and name appear at the lower left corner.

You have the following options:

o Press the 1 button to return the modem diagnostic test. The receiver updates the "PASSED"/"FAILED" status shown on this report.

o Press the Exit button to exit this menu and display the Diagnostic Test Menu.

 MODEM SETUP MENU            SELECT PHONE SETTINGS
                             {arrow} 1 Tone  2 Pulse  3 Prefix

Note: Access this menu by pressing the 4 button while using the Main Menu.

Use this menu to specify a telephone system type (tone or pulse) and/or a prefix, if such a prefix is required to place an outside telephone call. You have the following options:

o Press the 1 button to select the tone telephone system type. The receiver displays the {arrow} symbol next to your selection.

o Press the 2 button to select the pulse or rotary telephone system type. The receiver displays the {arrow} symbol next to your selection.

o Press the 3 button to display the Telephone Prefix Menu.

o Press the Exit button to exit this menu and display the Main Menu.

TELEPHONE PREFIX MENU        PHONE PREFIX:        -5
                             1#Up 2#Down 3Next#

To specify a telephone system prefix, do the following:

1. Press the 1 button to increase, or the 2 button to decrease the first digit of the prefix. The available characters include the numbers 0 to 9, plus the dash ("-"). Use the dash ("-") to indicate that no digit is to be specified.
   Note: The receiver automatically places the highlight on the first digit of the prefix. Press the 1 or 2 button repeatedly to scroll from 0 to "-", or "-" to 0, "wrapping" from "-" back to 0, or from 0 back to "-".
   Note: If your telephone prefix has only one digit, you may skip step 2. It makes no difference whether you place a single-digit prefix in the left or right position in this submenu.

2. Press the 3 button to move the highlight to the second prefix digit. Press the 1 or 2 button to select the number for this digit.
   Note: Press the 3 button repeatedly to alternate between the first and second prefix digits.

3. Press the Select button to enter the prefix and display the Modem Setup Menu.

Note: Press the Exit button to cancel this procedure and display the Modem Setup Menu.

SYSTEM INFORMATION

Access this information by pressing the 2 button while viewing the Default Menu. You do not have to enter the password. The receiver displays the receiver information first.

RECEIVER                     RECEIVER:    R0016824889
                             1 More

This shows the receiver Conditional Access identification number. You have the following options:

o Press the 1 button to display SmartCard information.

o Press the Exit button to clear this information and display the Default Menu.

SMARTCARD                    CARD:        S0000134473
                             1 More    DNASP002 REV04

This shows the SmartCard number.

Press the 1 button to display software/hardware information.

SOFTWARE/HARDWARE            SW/HW:         100P/AAAA
                             1 More
This shows the receiver software/hardware identification numbers.

Press the 1 button to display software "bootstrap" information.

BOOTSTRAP                    BOOTSTRAP:    100B0134

This shows receiver software "bootstrap" identification number.
Note: Press the Exit button to clear this information and display receiver information.

TYPES OF ERROR MESSAGES

Note: The receiver will display major and minor error messages.

o A major error message indicates a condition that you must correct to allow the receiver to operate. When the receiver displays such a message, you will not have access to any menu until you have corrected the condition. The following is an example of a major error message.

                             INVALID SMARTCARD

o A minor error message indicates a condition that may degrade, but will not prevent receiver operation. The receiver displays such an error message at the time that the error condition occurs. It also displays the error message when you exit the Default Menu, if the error condition still exists. To clear a minor error message from the receiver display, press the Exit button, or wait a few minutes for the receiver to display the Default Menu. The following is an example of a minor error message:

                             PROGRAM BLACKED OUT

Note: For explanations of major and minor error messages, see "Error Messages" on page 23.

INSTALLING THE RECEIVER
-------------------------------------------------------------------------------

INSTALLATION REQUIREMENTS

MOUNTING

The receiver is 1.75 inches tall, 19.00 inches wide, and 17.5 inches deep. You can mount it in a standard rack or on any type of shelf that allows air flow in through the ventilation slots in the receiver chassis, and out from the cooling fan on the receiver back panel.


POWER 60 Hz, 110 VAC


WARNING!       For safe and reliable operation, the receiver requires a proper
[symbol]       ground connection for the third prong of the receiver power cord plug.

COOLING

Allow at least 3.5 inches (89 mm) of air space above and below the receiver in a rack mounting. Be sure that air can flow in through the ventilation slots in the receiver chassis, and out from the cooling fan on the receiver back panel. If you must install the receiver using 1.75 inches of spacing, install a blower near the bottom of the rack cabinet to propel rising hot air. Locate air outlets close to the top of the enclosure to provide natural convection air currents. The blowers used should provide air movement of 200 ft. 3/min per kilowatt dissipated.

TOOLS AND MATERIALS

You need the following tools and materials to install the receiver:

o  Phillips-head or flat-blade screwdriver

o  75 Ohm coaxial cable and F connectors

o  Small-gauge wire for terminal strip connections

o  RJ-11 telephone cable

INSTALLING THE RECEIVER IN A RACK

You can mount the receiver in a standard EIA, 24 inch (610 mm) deep, enclosed rack. Secure the receiver front panel to the rack by inserting four machine screws, with cup washers, through the four mounting holes in the front panel.

ATTENTION!  We recommend that you support the receiver by some means in addition
[GRAPHIC]   to the front panel screws. You can use angle support brackets or rack slides; the size and type will depend on the rack you use. Many suppliers sell compatible chassis supports, for example:

o  Hammond Manufacturing: RASA series adjustable support angles

o  AMCO Engineering: CG5 series chassis guides

o  Mupac Corporation: 6001900 series slotted chassis supports

CONNECTING THE RECEIVER TO YOUR SYSTEM

SINGLE VERSUS DUAL OUTPUT LNB

A single-output LNB can support a single receiver, or multiple receivers all tuned to the same polarity group of channels.

o  If you use a single receiver:
   Route the LNB coaxial cable to the RF Input on the receiver back panel, and set the back panel LNB Power Switch to ON.


                          [RECEIVER BACK PANEL GRAPHIC]


o If you use multiple receivers, one receiver controls 13/18V polarity switching and thus the group of channels available to all the receivers. Route the LNB coaxial cable to a signal splitter. Route a coaxial cable from the signal splitter power passing port to the RF Input on the back panel of the receiver that you want to control the channel selection. On this receiver, set the back panel LNB Power Switch to ON. Route cables from the other signal splitter ports to the other receivers. On all these other receivers, set the back panel LNB Power Switch to OFF.


                           [GRAPHIC SHOWING WIRING FOR
                     MULTIPLE RECEIVERS TO SIGNAL SPLITTER]

A dual output LNB can support multiple receivers, all tuned to different channels; or two groups of receivers, where the receivers in a group all have the same polarity group of channels available to them.

o  If you want all the receivers to be independently tunable:
   Route the LNB coaxial cables to a voltage-controlled, multi-port switch. Route a coaxial cable from a switch output to the RF Input on the back panel of each of the receivers. Set the back panel LNB Power Switch to ON for each receiver.


                           [GRAPHIC SHOWING WIRING FOR
                    MULTIPLE RECEIVERS TO MULTI-PORT SWITCH]


o If you want two groups of receivers, where one group has one polarity group of channels available and the other group has the other polarity group of channels available:
   Route each LNB coaxial cable to a signal splitter. Each signal splitter can support a group of receivers. For each such group, route a cable from the signal splitter power passing port to the RF Input on the back panel of the receiver that you want to control the channel selection. On this receiver, set the back panel LNB Power Switch to ON. Route cables from the other signal splitter ports to the other receivers. On all these other receivers, set the back panel LNB Powsr Switch to OFF.



                           [GRAPHIC SHOWING WIRING FOR
                MULTIPLE RECEIVERS TO MULTIPLE SIGNAL SPLITTERS]

AUDIO CONNECTIONS

Note: If you use multiple receivers, the following instructions apply to each receiver.

o  For unbalanced mono (left and right combined) audio (10,000 Ohm impedance):
   Route a coaxial cable from the receiver back panel MONO Audio Output to the RF modulator audio input.

o  For unbalanced stereo audio (600 Ohm impedance):
   Route one wire from the left plus terminal, one wire from the right plus terminal, and two wires from the center ground terminal of the receiver back panel Audio Output screw terminal strip to the corresponding connections on an RF modulator or to a stereo encoder.


                 [GRAPHIC OF AUDIO CONNECTION PANEL ON RECEIVER]


o  For balanced stereo audio (600 Ohm impedance):
   Route wires from the left plus/minus and right plus/minus terminals of the receiver back panel Audio Output screw terminal strip to the corresponding connections on an RF modulator or to a stereo encoder.


                 [GRAPHIC OF AUDIO CONNECTION PANEL ON RECEIVER]


VIDEO CONNECTIONS

Note: If you use multiple receivers, the following instructions apply to each receiver.

o  For connecting to an RF modulator:
   Route a coaxial cable from the receiver back panel COMPOSITE Video Output to the RF modulator video input.

o  For the highest quality video available:
   Route a four-pin, mini-DIN cable from the receiver back panel S-VIDEO Video Output to the S-VIDEO input on the video monitor or VCR.

o  For test video:
   Route a coaxial cable from the receiver front panel Video Test Point to the RF modulator video input.

 APPENDIX
--------------------------------------------------------------------------------

LIMITED WARRANTY

[ATTENTION GRAPHIC]

This Limited Warranty is a legal document and we recommend that you keep it in a safe place.

WHAT THE WARRANTY COVERS

This warranty extends only to the original user of the commercial receiver ("you", "your") and is limited to the purchase price of the receiver. EchoStar Communications Corporation and its affiliated companies ("we", "our", "us") warrant this receiver against defects in materials or workmanship as follows.

o LABOR For a period of one (1) year from the original date of purchase, if we determine that the receiver is defective subject to the limitations of this warranty, we will replace it at no charge for labor. We warrant any such work done against defects in materials or workmanship for the remaining portion of the original warranty period.

o PARTS: For a period of one (1) year from the original date of purchase, we will supply, at no charge, new or rebuilt replacement receivers in exchange for receivers we determine are defective subject to the limitations of this warranty. We warrant any such replacement receivers against defects in materials or workmanship for the remaining portion of the original warranty period.

WHAT THE WARRANTY DOES NOT COVER

This warranty does not cover the use of this receiver in any non-commercial environment, including any single family residence or any other location, the primary purpose of which is to serve as a single family residential dwelling.

This warranty does not cover installation of the commercial receiver. If applicable, such installation will be warranted under a separate installation agreement.

This warranty does not cover user instruction, physical setup or adjustment of any electronic equipment, signal reception problems, loss of use of the equipment, unused programming charges due to equipment malfunction, or replacement of SmartCards that you lose or damage.

This warranty doer not cover cosmetic damage, damage due to lightning, electrical surges, fire, flood, or other acts of God, accident, misuse, abuse, repair or alteration by other than our factory service, use of accessories or attachments not recommended by EchoStar, negligence, or imporper or neglected maintenance.

This warranty does not cover equipment sold AS IS or WITH ALL FAULTS, equipment removal or reinstallation shipping damage if the equipment was not packed and shipped in the manner we prescribed nor equipment purchased, serviced, or operated outside the contiguous United States of America.

LEGAL LIMITATIONS

REPLACEMENT AS PROVIDED UNDER THIS WARRANTY IS YOUR EXCLUSIVE REMEDY. WE SHALL NOT BE HELD LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR BREACH OF ANY EXPRESSED OR IMPLIED WARRANTY ON THIS EQUIPMENT, NOR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE USE OF, OR INABILITY TO USE, THIS EQUIPMENT. UNDER NO CIRCUMSTANCES SHALL OUR LIABILITY, IF ANY, EXCEED THE PURCHASE PRICE PAID FOR THIS EQUIPMENT. EXCEPT TO THE EXTENT PROHIBITED BY APPLICABLE LAW, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ON THIS EQUIPMENT IS LIMITED IN DURATION TO THE DURATION OF THIS WARRANTY. WE RESERVE THE RIGHT TO REFUSE TO HONOR THIS WARRANTY IF WE DETERMINE ANY OF THE ABOVE EXCEPTIONS TO HAVE CAUSED THIS EQUIPMENT NOT TO HAVE PERFORMED PROPERLY. THIS WARRANTY SHALL BE VOID IF ANY FACTORY-APPLIED IDENTIFICATION MARK, INCLUDING BUT NOT LIMITED TO SERIAL OR CONDITIONAL ACCESS NUMBERS, HAS BEEN ALTERED OR REMOVED. THIS WARRANTY SHALL ALSO BE VOID IF THE RECEIVER HAS BEEN OPENED BY AN UNAUTHORIZED PERSON (with the exception of opening the SmartCard access door on the receiver front panel).

This warranty gives you specific legal rights which may vary from state to state. Some states do not allow the exclusion or limitations of incidental or consequential damages, or allow limitations on the duration of an implied warranty, so those limitations may not apply to you.

OBTAINING WARRANTY SERVICE

1. Call the DISH Network(Trademark) Service Center at 1-800-454-0837 for information, technical support, or service, or 1-800-454-0843 for account activation. Have ready the date of purchase and either your customer account number, the receiver conditional access number, or the SmartCard conditional access number.

2. A Service Center Representative will assist you. The Representative will attempt to troubleshoot any problem you may be having. The Representative will also determine whether your equipment is covered under this warranty.

3. If the Representative determines that you should return your equipment, you wilt be given a Return Authorization (RA) number. Before shipping any equipment to us, you must obtain a Return Authorization (RA) number from the DISH Network(Trademark) Service Center.

4. Returned equipment must be packaged properly, using either the original shipping materials or the packaging in which the replacement equipment is shipped, if possible. Follow the instructions given to you by the Customer Service Representative.

5. Write the RA number in large, clearly visible characters on the outside of the shipping box that you use to return the equipment. To avoid confusion and misunderstandings, we will return shipments without an RA number clearly visible on the outside of the box to you at your expense.

6. If you return the receiver, you must return the SmartCard with the receiver. If you do not return the SmartCard with the receiver, a fee will be assessed against your account.

WHAT WE WILL DO

o We will evaluate the equipment you return to us, and verify whether the equipment is covered under this warranty.

o We will replace equipment that we determine is defective with new or refurbished equipment, if the defective equipment is covered under this warranty. This replacement equipment will be shipped at our expense.

o If the defective equipment is not covered under this warranty, we will notify you. We may assess you a flat rate charge for replacement equipment, including shipping and insurance.

STAYING LEGAL

Title 47, Section 605(e)4, United States Code (U.S.C.) makes it a federal crime to modify this receiver to enable it to receive encrypted (scrambled) television programming without payment of required subscriptions. Conviction can result in a fine of up to $500,000 and imprisonment for five years, or both. Any owner of this receiver who procures or willfully causes its modification is an accessory to that offense and may be punishable in the same manner. Investigative authority for violations lies with the Federal Bureau of Investigation (FBI).

FCC COMPLIANCE

ATTENTION!  The following text is extracted from FCC regulations as of the
(symbol) publication date of this Guide. Contact the FCC or your local library for the complete text of the regulations.

This equipment complies with Part 68 of the FCC rules. On the rear panel of this equipment is a label that contains, among other information, the FCC registration number and ringer equivalence number (REN) for this equipment. If requested, this information must be provided to the telephone company .

The REN for this product is 0.0B.

The REN is used to determine the quantity of devices which may be connected to the telephone line. Excessive RENs on the telephone line may result in the devices not ringing in response to an incoming call. In most, but not all areas, the sum of the RENs should not exceed five (5.0). The commercial receiver does not affect the sum of RENs. To be certain of the number of devices that may be connected to the line, as determined by the total RENs, contact the telephone company to determine the maximum REN for the calling area.

This equipment uses the following USOC (Universal Service Order Code) jacks:
RJ-1-C.

An FCC compliant telephone cord and modular plug is provided with this equipment. This equipment is designed to be connected to the telephone network or premises wiring using a compatible modular jack which is Part 68 compliant.

This equipment cannot be used on telephone company-provided coin service. Connection to Party Line Service is subject to state tariffs.

If this equipment causes harm to the telephone network, the telephone company will notify you in advance that temporary discontinuance of service may be required. If advance notice is not practical, the telephone company will notify you as soon as possible. Also, you will be advised of your right to file a complaint with the FCC if you believe it is necessary.

o Move or realign the antenna or receiving device, such as your broadcast TV antenna.

o Increase the distance between the receiver and the equipment with the interference. Change the angle of the receiver relative to the equipment.

o Plug the receiver into a different power outlet, preferably on a different fuse circuit within your building.

The equipment is hearing-aid compatible.

It is recommended that the customer install an AC surge arrestor in the AC outlet to which this device is connected. This is to avoid damage to the equipment caused by local lightning strikes and other electrical surges.

RADIO INTERFERENCE

This equipment has been tested and found to comply with the limits for a Class A digital device, pursuant to Part 15 of Federal Communications Commission (FCC) Rules. These limits are designed to provide reasonable protection against harmful interference when the equipment is operated in a commercial environment. This equipment generates, uses, and and can radiate radio frequency energy and, if not installed and used in accordance with the instruction manual, may cause harmful interference to radio communications. Operation of this equipment in a residential area is likely to cause harmful interference, in which case the user will be required to correct the interference at his own expense.

MENU STRUCTURE

                |         Copyright 1996 EchoStar
                |         Communications Corp.
                |
                |         All Rights Reserved
                |         1-800-454-0837
                |
                |
                             Diagnostics in Progress
        Default           |   Testing Main Unit . . .
       Password           |
        Bypass            |   (D) ESPN2         LOCKED 96%
     ----------------------   (1) Main Menu   (2) Sys Info ------------------
     |                                                      (see next page)
     |                                 Default Menu
     |
     |      ENTER PASSWORD: 0***
     ------ (1)#UIC (2)#Down (3)Next# (4)Prv#
     |
     |
     |
     MAIN MENU (1)Channel # ------------ CHANNEL CHANGE MENU
     (2)Ch. Pwd. (3)Diag (4)Modem        (1)Direct Entry  (2) Browse
          |         |        |           |
          |         |        |           |
          |         |        |           |  142 ESPN2
          |         |        |           |  (1)Ch Up     (2)Ch Down
          |         |        |           |
          |         |        |           |
          |         |        |           |  142 STANLEY CUP  CH:142
          |         |        |              (1)#Up (2)#Down (3)Next# (4)Prv#
          |         |        |
          |         |        |------------------------------------------------
          |         |                                          (see next page)
          |         |
          |         |---------------------- DIAGNOSTICS
          |                                 (1)System (2)Signal (3)Modem
     ENTER CUR. PASSWORD: 0***
     (1)#Up (2)#Down (3)Next# (4)Prv#       SYSTEM TEXT         PASSED
                                                                (1)Rerun
     ENTER NEW PASSWORD: 0***
     (1)#Up (2)#Down (3)Next# (4)Prv#       SIGNAL TEXT         PASSED
                                                                (1)Rerun
     REENTER PASSWORD: 0***
     (1)#Up (2)#Down (3)Next# (4)Prv#       MODEM TEXT          PASSED
                                                                (1)Rerun
     PASSWORD INCORRECT
     (1)Reenter

     (D) ESPN2          LOCKED 96%
     (1) Main Menu     (2)Sys Info ------  RECEIVER:        R0016824889
            Default Menu                 | (1)More
                                         |
                                         | CARD:            S0000134473
                                         | (1)More       DNASP002 REV04
                                         |
                                         | SW/HW:             100P/AAAA
                                         | (1)More
                                         |
                                         | BOOTSTRP:           100B0134
     MAIN MENU (1)Channel #
     (2)Ch. Pwd. (3)Diag (4)Modem
                              |
                              |
                              |
                              |
     SELECT PHONE SETTINGS
     --(1)Tone (2)Pulse (3)Prefix ---------PHONE PREFIX:          5
                                           (1)#Up (2)#Down (3)Next#

ERROR MESSAGES

Note: A major error message indicates a condition that you must correct to allow the receiver to operate. When the receiver displays such a message, you will not have access to any menu until you have corrected the condition. A minor error message indicates a condition that may degrade, but will not prevent receiver operation. To clear a minor error message from the receiver display, press the Exit button, or wait a few minutes for the receiver to display the Default Menu.


MAJOR ERROR MESSAGES

o INVALID SMARTCARD

The receiver displays this message when a SmartCard not authorized for use with the receiver is inserted. Insert the proper SmartCard.

o SMARTCARD NOT INSERTED

The receiver displays this message when no SmartCard is inserted. Insert the proper SmartCard.

o SMARTCARD NOT INSERTED CORRECTLY

The receiver displays this message when the SmartCard is inserted upside-down or backwards. Insert the SmartCard with the arrow up, pointing toward the receiver.


MINOR ERROR MESSAGES

o PROGRAM BLACKED OUT

The receiver displays this message when a program (for example, a sports event) cannot be viewed in your geographic location. Tune to another channel.

SMARTCARD NOT AUTHORIZED

The receiver displays this message when the receiver has not yet been authorized. Call 1-800-44-0843 to authorize the receiver.

o NO ACCESS RIGHTS

The receiver displays this message when the stream of authorization signals has been interrupted. Call 1-800-454-0837 for assistance.

o ACQUIRING SIGNAL

The receiver displays this message when the DISH Network (Trademark) satellite signal cannot be acquired, such as when the satellite antenna cable is disconnected or the LNB is not working properly. Check the cable and the LNB.

o LOST SIGNAL

The receiver displays this message when the DISH Network (Trademark) satellite signal has been acquired, but some other severe error is detected. Run the Signal Test using the Diagnostic Tests Menu, or check the signal strength shown on the Default Menu.


o PAY-PER-VIEW CHANNEL

The receiver displays this message when you try to tune the receiver to a Pay-Per-View channel using the Direct Entry method. If you try to tune the receiver to a Pay-Per-View channel using the Browse method, the receiver displays "PPV CHANNEL" instead of the channel name.

o SUBSCRIPTION CHANNEL

The receiver displays this message when you try to tune the receiver to a subscription channel to which you have not subscribed. To subscribe to the channel, call 1-800-454-0843.

TECHNICAL SPECIFICATIONS

-------------------------------------------------------------------------------
            Description                        Specification
===============================================================================
System Speification

TV system:                         NTSC

Input symbol rate:                 20 Msps

Modulation                         QPSK

Inner FEC:                         Convolutional rate 3/4

Outer FEC:                         Reed Solomon coding (204,188) t=8

Demultiplexing:                    ISO/IEC 13818-1

Video decoding:                    ISO/IEC 13818-2 (MP-ML)

Video resolution:                  704 pixels x 480 lines x 30 frames/sec

                                   480 pixels x 480 lines x 30 frames/sec

                                   352 pixels x 480 lines x 30 frames/sec

                                   352 pixels x 240 lines x 30 frames/sec

Audio decoding:                    MPEG 1, layer 1 and 2

-------------------------------------------------------------------------------

Physical

Dimensions:                        19.00" x 17.5" x 1.75" (max)
                                   (482.6 mm x 444.5 mm x 44.4 mm)

Operating temperature:             32 to 122 (degrees) F (0 to 50 (degrees) C)

                                   Note: At high operating temperatures, the Liquid Crystal Display characters may not be visible but the receiver continues to operate.

Storage temperature:               -4 to 158 (degrees) F
                                   (-20 to 70 (degrees) C)

Humidity:                          0 to 90% RH (non-condensing)

Cooling: Forced-air fan, activated when receiver internal ambient temperature reaches
                                   97 (degrees) F (36 (degrees) C)

Color: Dark blue/purple front panel; natural steel finish chassis

Mounting:                          Standard 1 unit high 19" (482.6 mm)
                                   rack mount

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            Description                        Specification
===============================================================================

FEATURES

Security system:                  SmartCard receptacle (ISO 7816 compatible)

Serial Interface:                 EIA-485 Data Terminal Equipment interface
                                  capable of remote receiver operation and receiver status

Front panel control:              7 button, interactive selection through front
                                  panel display

Front panel display:              2x24 character LCD display with LED back
                                  lighting

Received level indication:        Percentage level indication on LCD display

Front Panel Video Test Point      Female BNC connector

-------------------------------------------------------------------------------

TUNER

Input frequency range:            950 to 1450 MHz

Input impedance:                  75 Ohm

Connector type:                   F-type female

Input level:                      -70 dBm to -30 dBm (per carrier)

Input VSWR:                       2.0:1 (max)

LO leakage at input:              -60 dBm (typ). -50 dBm (max)

IF band width:                    32.0 Mhz at -3 dB: 42.0 MHz at -20 dB

Group delay:                      8.0 nsec (p-p) ripple (typ)

Channel selection:                PLL frequency synthesizer
                                  (I (superior 2)C)

Frequency step size:              125 KHz

-------------------------------------------------------------------------------

POWER SUPPLY

Input voltage:                    110 +/- 22% VAC single phase

Voltage frequency:                60 Hz +/- 10 Hz

Power Entry:                      Polarized 3-pin IEC-320 series fused
                                  receptacle

Protection:                       Externally and internally fused mains

-------------------------------------------------------------------------------

        Description                              Specification
        -----------                              -------------
LNB Power Supply
Vertical polarity switching           +13.3 Volts +/-7%
Horizontal polarity switching         +18.3 Volts +/-7%
Current:                              300mA (max)
Protection:                           Lighting, short circuit

Composite Video Output
Composite Video                       NTSC, reconstrued from CCIR-656 video data
Connector:                            "F" female
Level:                                1.0 V (p-p) +/-3% into 75 Ohm
Frequency response:                   +/- 0.6 dB: 100 KHz to 4.2 MHz
Differential Gain:                    (less than) 3%
Differential Phase:                   (less than) 3(degrees)
Luma Delay:                           (less than) 40nS
Line Time Distortion:                 (less than) 1.5% TILT
Fiels Time Distortion:                (less than) 1.5% TILT
S/N ratio:                            > 55dB (weighted)

Video Test Point (Front Panel)
Composite video:                      NTSC, reconstructed from CCIR-656
                                      video data
Level:                                1.0 V (p-p)into 75 Ohm
Connector:                            "BNC" female

Super VHS (S-Video) Output
Level:                                1.0 V (p-p)
Impedance:                            75 Ohm unbalanced, resistive
Connector:                            4-pin S-Video mini-DIN

        Description                              Specification
        -----------                              -------------
Audio Output
Number of channels                     Two standard
Operating modes:                      Stereo, Dual Mono, Mono
Impedance:                            Left & Right Balanced or Unbalanced
                                      600 Ohm; Mono unbalanced 10K Ohm
Output level:                         Left & Right 0 dBm (2.2. V [p-p] into
                                      600 Ohm balanced load;
                                      Mono 1 V [p-p] into 10K Ohm load
Output connectors:                    Terminal strip (Left, Right), "F"
                                      connector Mono
Frequency response:                   20 Hz to 20KHz +/- 1 dB
Total Harmonic Distortion:            (less than) 0.1% at 1 KHz
Dynamic Range:                        90 dB
Left/Right Balance:                   (less than) 0.8 dB
Left/Right Separation:                > 50 dB
S.N ratio:                            80 dB
Sampling/resolution:                  256X over-sampled/16 bits

Remote Computer/Terminal Interface:
Stardard:                             EIA-485
Baud rate:                            9600
Connector type:                       RJ-11

Internal Modem
Baud rate:                            2400 (max)
Signal format:                         Compatible with V.22bits (2400),
                                      V.22 (1200), Bell 212A (1200),
                                      Bell 103 (300)
Connector:                            RJ-11
Instruction set:                      Compatible with Hayes command set
Auto-dialer type:                     Both pulse and DTMF dialers to be provided
Signal to noise performance:          Error rate > 0.00011 for S/N > 14 dB

        Description                              Specification
        -----------                              -------------
Internal Modem (continued)
Active circuit isolation:             600 Ohm isolation transformer, 1500 VCD
                                      primary to secondary isolation. Off-hook relay must provide 1500 VDC contact to coil isolation

Surge suppression:                    FCC Part 68
                                      Metallic surge: 800 V peak at 10 usec
                                      max. rise time. 560 usec min. decay time to half crest. Longitudinal surge:
                                      1500 V peak between tip and ring to
                                      ground. 10 usec max. rise time, 160 usec min. decay time to half crest.

Line interfacing:                     FCC Part 68
                                      On-hook leakage tip-to-ring greater than
                                      5M Ohm with applied voltage of less than 100 V. Longitudinal balance: 60 dB, 200 to 1000 Hz, 40 dB, 1000 to 4000 Hz.

Off-hook detect:                      Modem automatically ceases communications
                                      and releases telephone line if a second
                                      telephone is connected to the same line
                                      as detected off-hook.

Agency Approvals
System EDI:                           FCC Part 15 Class A
Modem:                                FCC Part 68
Safety:                               UL approval 1409
ESD:                                  IEC 801-2

We recommend that you write the following information in the spaces provided below. You may need to provide this information if you call the DISH Network(tm) Service Center.

Purchase Location Name:

Purchase Location Telephone Number:

Receiver Serial Number:

Receiver Conditional Access Number:

SmartCard Serial Number:

FCC Ringer ID Number:                            0.0B


Copyright(C) 1996, EchoStar Communications Corporation, Englewood, Colorado 80112 All rights reserved.

The information contained herein is subject to change without notice. Revisions may be issued to advise of such changes and/or additions.

Correspondence regarding this publication should be addressed directly to:
EchoStar Communications Corporation, Technical Publications, 90 Inverness Circle East, Englewood, Colorado 80112.

Document Number: 123472991-AA Rev. AA

Printed in the United States of America.

All product names, trade names, or corporate names mentioned in this document are acknowledged to be the proprietary property of the registered owners.

DISH Network(tm) and the DISH logo are trademarks of EchoStar Communications Corporation.


This product incorporates copyright protection technology that is protected by U.S. patents and other intellectual property rights. Use of this copyright protection technology must be authorized by Macrovision, and is intended for home and other limited Pay-Per-View uses only unless otherwise authorized by Macrovision. Reverse engineering or disassembly is prohibited.

[DISH NETWORK LOGO]


                          For your service needs, call
                     the DISH Network(tm) Service Center at
                                1-800-454-0837.
                         To activate your account, call
                                1-800-454-0843.



123472991-AA

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                    EXHIBIT F

                                   Technology


HTS' Unique and Proprietary Portions of the Specifications

The following will be provided in implement to conditional access system. All such information is UNIQUE and PROPRIETARY. They are to be used in conjunction with the * operating system.

                *          :
                      *

             *    to indicate the message traffic         *      and
                          *

*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                    EXHIBIT G
                            Permitted Subcontractors

                                        *

                                    EXHIBIT H
                       Form of Trademark License Agreement

                           TRADEMARK LICENSE AGREEMENT

                  THIS TRADEMARK LICENSE AGREEMENT (the "Agreement") is made and entered into as of the ________ day of November, 1996 by and between EchoStar Communications Corporation, with its principal place of business at 90 Inverness Circle East, Englewood, Colorado, 80112 ("EchoStar") and Blonder Tongue Laboratories, Inc., with its principal place of business at One Jake Brown Road, Old Bridge, New Jersey 08857 ("Licensee").

                  A. EchoStar conducts business as, among other things, a supplier of satellite television receive only ("TVRO") equipment and related products and services, including direct broadcast satellite products and services; and

                  B. Licensee and Echostar are parties to a License Agreement dated the date hereof (the "License Agreement") pursuant to which Licensee is licensed to manufacture and sell Products (as defined in the License Agreement).

                  C. Licensee desires to be permitted to use certain of EchoStar's trademarks, service marks and trade names as EchoStar, in its sole discretion, may authorize under a non-exclusive license, to manufacture and market the Products;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                           1. EchoStar hereby grants to Licensee a
non-exclusive, non-transferable, license (the "License") to use the EchoStar and DISH Trademarks (all of which are set forth on Exhibit A attached hereto) (the "Trademarks"), and such other Trademarks as EchoStar may from time to time expressly in writing permit Licensee to use during the term of this Agreement and no other term or license whatsoever, to affix on the Products and for use in its advertising and promotional materials in order to market the Products. Notwithstanding the above, Licensee shall provide to EchoStar, at least ten (10) days prior to first use, an example of any advertising or promotional materials in which Licensee intends to use any EchoStar Trademarks. EchoStar may reject and prohibit Licensee from using such materials, if such materials or the proposed manner of use thereof are reasonably determined to be non-compliant with the trademark usage guidelines set forth in Exhibit K of the License Agreement or are otherwise reasonably determined by EchoStar to be harmful to EchoStar's reputation. If Licensee fails to provide EchoStar with proposed advertising or promotional materials at least ten (10) days prior to first use, EchoStar shall so notify Licensee in writing and Licensee shall cease further use and dissemination of such promotional materials until such materials shall have been reviewed and approved by EchoStar; provided however that EchoStar shall advise Licensee regarding the compliance of such materials within three days after receipt thereof. No such materials shall indicate that any agreement of agency, partnership, joint venture, franchise or exclusive or non-exclusive manufacturer, distributor or other relationship exists between Licensee and EchoStar, unless EchoStar and Licensee enter into a separate written agreement permitting Licensee to do so. This Agreement is not intended, nor shall it be construed, as creating any agreement of agency, partnership, joint venture, franchise or exclusive or non-exclusive manufacturer, distributor or other relationship, or as creating any obligation on the part of EchoStar to enter into any such agreement with Licensee. Further, this Agreement is not intended, nor shall it be construed, as providing any rights to Licensee to manufacture and/or distribute Products; such rights shall evolve from the License Agreement or other agreements between EchoStar and Licensee. This License shall be effective until and shall be revoked upon the expiration or earlier termination of the License Agreement, subject to Licensee's additional rights thereunder upon termination thereof.

                           2. Subject to the License Agreement, the License
granted by EchoStar is granted to Licensee only. Except as set forth in the License Agreement, Licensee has no authority to transfer or grant any sublicense to any other entity or individual for any reason. Use of Trademarks shall only be allowed during the term of this Agreement, and Licensee shall immediately cease using Trademarks upon expiration or termination of this Agreement for any reason, subject to the License Agreement. Upon expiration or termination of this Agreement, subject to the License Agreement, at Licensee's option Licensee shall immediately destroy, any and all advertising and promotional materials in Licensee's possession with Trademarks on them, and remove all Trademarks from any Products not purchased by EchoStar; provided, however, that Licensee may continue to disseminate promotional materials which promote products including the Product, so long as such promotional materials are stickered to advise recipients thereof that Licensee no longer sells Products.

                           3. Licensee expressly recognizes and acknowledges
that the License, as well as any past use of the Trademarks in any manner whatsoever by Licensee (including but not limited to use on signs, business cards, or in advertisements), shall not confer upon Licensee any proprietary rights or interest to any Trademarks including, but not limited to any existing or future goodwill in the Trademarks. All goodwill in the Trademarks shall inure to EchoStar's sole benefit. Further, Licensee waives any and all past, present, or future claims it has or might have to the Trademarks, and acknowledges that EchoStar has the exclusive rights to own and use the Trademarks, and that EchoStar retains full ownership of the Trademarks notwithstanding the License granted herein. While Licensee has no right or authority to do so, in the event that Licensee has previously, or in the future reserves, files, or registers any of the Trademarks of EchoStar, Licensee agrees to notify EchoStar immediately, and immediately upon request of EchoStar, to assign any and all interest to EchoStar that is obtained through the reservation, filing, or registration of the Trademarks in the U.S., in the country in which Licensee is located or any foreign jurisdiction, and hereby acknowledges that any such reservation, filing, or registration of the Trademarks, whenever occurring, shall be on behalf of and for the sole benefit of EchoStar, and Licensee waives all claims or rights to any compensation whatsoever therefor.

Licensee's obligations in this paragraph shall survive the expiration or termination of this Agreement.

                           4. Nothing in this Agreement shall be construed to
bar EchoStar from protecting its right to the exclusive use of its Trademarks against infringement thereof by any party or parties, including Licensee, either during the term of this Agreement or following any expiration or termination of Licensee's right to use the Trademarks pursuant to this Agreement. To the extent Licensee has knowledge, Licensee will promptly and fully advise EchoStar of any use of any mark that may appear to infringe EchoStar's Trademarks. Licensee will also fully cooperate with EchoStar in defense and protection of EchoStar's Trademarks; provided, however, all reasonable costs and expenses incurred by Licensee in connection with such cooperation shall be borne by EchoStar. Similarly, nothing in this Agreement shall be construed to require that EchoStar take any action to protect its Trademarks in any instance, and EchoStar shall not be liable to Licensee in any manner whatsoever for failure to take any action.

                           5. Any and all disputes, claims or actions that may
arise under or out of this Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Colorado. The federal and state courts in the State of Colorado shall have exclusive jurisdiction to hear and determine any claims, disputes, actions, or suits which may arise under or out of this Agreement. Licensee agrees and voluntarily consents to the personal jurisdiction and venue of such courts for such purposes.

                           6. This Agreement may be executed in two or more
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the day and year first above written.


EchoStar Communications Corporation            Blonder Tongue Laboratories, Inc.

By:________________________________            By:______________________________

Its:________________________________           Its:_____________________________

                                    Exhibit I

                  Information to be Provided to Licensee by HTS



=============================================================================================================
Description
-------------------------------------------------------------------------------------------------------------
o   Data
-------------------------------------------------------------------------------------------------------------
         o  Software object code, all except conditional access
-------------------------------------------------------------------------------------------------------------
         o  Extended Gerber file (or Gerber file with aperture list)
-------------------------------------------------------------------------------------------------------------
         o  Net list in ASCII format (PWB)
-------------------------------------------------------------------------------------------------------------
o   Testing Procedures, Plans and Other documents
-------------------------------------------------------------------------------------------------------------
         o  Test streams containing PES, PSI, SI and scrambled data
-------------------------------------------------------------------------------------------------------------
         o  Test specifications for all applicable tests (electrical, mechanical, functional)
-------------------------------------------------------------------------------------------------------------
         o  Test programs and software, automated testing code and sample test cases, which is owned by HTS
-------------------------------------------------------------------------------------------------------------
         o  Bug list/bug reports
-------------------------------------------------------------------------------------------------------------
         o  Test results, software, hardware, mechanical
-------------------------------------------------------------------------------------------------------------
o   Design Documentation/Drawings
-------------------------------------------------------------------------------------------------------------
         o  Bill of Materials, including suggested vendors and costing at latest version
-------------------------------------------------------------------------------------------------------------
         o  Schematics at latest version
-------------------------------------------------------------------------------------------------------------
         o  Hardware and software design specifications/requirements at latest version
-------------------------------------------------------------------------------------------------------------
o   Functional description (theory of operation), including conditional access.  (If no document is available, do lectures/mind-melds.)
-------------------------------------------------------------------------------------------------------------
o   Assembly drawings, fabrication drawings, subassembly prints, piece part drawings
-------------------------------------------------------------------------------------------------------------
o   Antenna LNB requirements/specifications/drawings and suggested sourcing
-------------------------------------------------------------------------------------------------------------
o   Mechanical
-------------------------------------------------------------------------------------------------------------
         o  Mechanical drawings at latest version
-------------------------------------------------------------------------------------------------------------
         o  IGES files on all mechanical parts and PCBs
-------------------------------------------------------------------------------------------------------------
         o  One complete prototype for each model developed by HTS
=============================================================================================================

         o HTS reserves the right to deliver the Manufacturing Package in separate parts. All of the above items will be delivered with the Manufacturing Package.


                                    EXHIBIT J

                            Test Procedures and Plan

               To be provided as part of the Manufacturing Package

                                   EXHIBIT K
                        HTS' Trademark Usage Guidelines

                         LOGO PLACEMENT GUIDELINES SHEET

GENERAL RULES/REQUESTS FOR LOGO PLACEMENT AS GIVEN TO US BY THE PROGRAMMERS (WHEN I INDICATE "NEXT TO," IT CAN ALSO BE ABOVE AND BELOW)

*COURT TV NEEDS TO GO NEXT TO CNN AND OTHER CNN CHANNELS WITH CNN FN DIRECTLY NEXT TO OR ABOVE/BELOW CNN -- NOT CATTY CORNER OR DIAGONALLY

*ESPN NEEDS TO GO NEXT TO ESPN2

*NICKELODEON AND NICK AT NITE NEED TO BE NEXT TO EACH OTHER BUT NOT AT AN ANGLE TO EACH OTHER

*NICK AT NITE'S TV LAND SHOULD GO NEXT TO COMEDY CENTRAL

*THE DISNEY CHANNEL USUALLY GOES NEAR THE TOP AND IS OFTEN A BIT LARGER THAN THE OTHERS OR IN A BOX TO HIGHLIGHT IT

*THE SUPERSTATIONS (WON, WPIX AND KTLA) MAY NOT BE NEXT TO EACH OTHER OR AT AN ANGLE TO EACH OTHER

PREMIUM SERVICES
----------------

*WHEN USING THE PREMIUM SERVICES, WE NORMALLY GO FROM LEFT TO RIGHT IN ORDER WITH CINEMAX, HBO AND THEN SHOWTIME WITH THE MOVIE CHANNEL, FLIX AND SUNDANCE NEXT TO IT, OFTEN IN A BOX TO SHOW THEY'RE A COMBINED PREMIUM SERVICE

INTERNATIONAL SERVICES
----------------------

*ANTENNA FIRST, ART NEXT AND THEN RAI

*SPANISH CHANNELS ARE BOXED OR GROUPED TOGETHER WITH MTV FIRST, THEN TELEMUNDO AND THEN PRIME DEPORTIVA. THEY ARE A PACKAGE AND CAN'T BE SOLD SEPARATELY.

*IN BROADCAST NETWORK PACKAGES, THE PT WEST LOGO MUST GO NEXT TO THE ABC, CBS AND NBC WEST FEEDS AND THE SAME FOR THE PT EAST LOGO AND THE 3 EAST FEEDS.

BASIC GUIDELINES FOR ECHOSTAR/DISH NETWORK
------------------------------------------

DISH NETWORK (if headline is in all caps)

DISH Network (headline or body copy with caps as indicated)

ECHOSTAR (if headline is in all caps)

EchoStar (headline or body copy with caps as indicated)

Nothing Else Compares.sm (caps as indicated for headline or in body copy)

"A DISH IN EVERY HOME." (if headline is all caps)

"A Dish in Every Home." (headline or body copy with caps as indicated)

In a list, there is no comma before the "and" (e.g., lions, tigers and bears).

REGISTERED TRADEMARK. TRADEMARK AND SERVICE MARK USAGE
------------------------------------------------------

(All sm and tm marks are raised off the baseline as superscript and must be used the first time only that it appears in any piece)

A "Dish in Every Home." (sm)
DISH Network logo is tm or sm depending upon whether it's software/services (sm)
     or hardware (Tm) with tm for the generic hardware and software
DISH Networktm & DISH Networksm (depends on whether it's hardware(tm) or software/services(sm) with tm when we're speaking about both generically)

EAC(r)
Echonet(r)
Echosphere(r)
EchoStar(r)
EchoStar(r) Revolving Charge Plan
Nothing Else Compares.sm
Smart Cardtm

FrontLoadertm
Houston Tracker Systems(r)
HTStm
Trackertm
Tracker Premiertm

(DISCLAIMER COPY TO BE USED WHENEVER ANY OF THESE LOGOS ARE USED -- may be strung together in one copy block)
ESPN and ESPN2 programming subject to change and blackout restrictions, and is licensed separately for residential and commercial use. ESPN and ESPN2 are registered trademarks of ESPN, Inc. (c)Disney. HBO and Cinemax are registered service marks of Home Box Office, a division of Time Warner Entertainment Company, L.P. Showtime, The Movie Channel and FLIX are service marks of Showtime Networks Inc., a Viacom Company. Sundance Channel is a trademark of Sundance Television, Ltd. Sundance Channel L.L.C. authorized user. MTV: Music Television,
MTV: Music Television Latino, VH1 Music First, Nickelodeon/Nick at Nite and Nick at Nite's TV Land are trademarks of MTV Networks, a division of Viacom International Inc. Cartoon Network, CNN, CNNI, CNN FN, Headline News, TCM, TBS Superstation and TNT are registered trademarks of Turner Broadcasting System, Inc. The Family Channel and The Family Channel logo design are registered service marks of International Family Entertainment, Inc. Home Shopping Network is a registered trademark of Home Shopping Network, Inc. All other service marks and trademarks belong to their respective owners.

Logos are representative of the selection available. (This needs to be added only when some logos are used or we know some additional stations will be added soon and we want to cover our bases. Also need when we just use some logos for some reason.)

(DISCLAIMER COPY TO BE USED WHEN TALKING IN COPY ABOUT OUR MAJOR NETWORK PACKAGE THAT HAS LIMITED AVAILABILITY.) ABC, CBS, NBC and FOX channels are available only for homes (1) which cannot receive an acceptable picture from local ABC, CBS, NBC and FOX affiliates via a conventional rooftop antenna and (2) which have not subscribed to cable television within the last 90 days.

When we use the words Showtime and/or The Movie Channel in body copy without the logos present, we need to put an (r) after Showtime and a tm after The Movie Channel. When we use the Premium Service in copy but don't use their logos, we still need to use the Showtime/TMC disclaimer but we don't have to use the HBO/Cinemax disclaimer unless we use their logo(s).

When we use the MTV Latino channel logo, we need to add: MTV: Music Television Latino, to the regular MTV disclaimer after MTV and before VH1.

America's Top 40sm (our $19.99 programming package)
America's Top 40 CDsm (our $24.99 programming package)
America's Top 40 Premium Plussm (our $29.99 programming package)
America's Top 40 Deluxe Plussm (our $39.99 programming package)
America's Top 40 Ultimate Plussm (our $49.99 programming package)
DISH-On-Demandsm (pay-per-view)
DISH Pixsm (choose your own programming package)
DISH Network Credit Corporation
DISH CDsm

(Samples of trademark copy)
DISH Network is a service mark of EchoStar Communications Corporation.
     (for logo and when written out -- programming and services only) DISH Network is a trademark of EchoStar Communications Corporation. (for logo and when written out -- hardware and generically)
EAC is a registered trademark of EchoStar Acceptance Corporation. Echonet is a registered service mark of Echonet Business Network, Inc. Echosphere is a registered trademark of Echosphere Corporation.
EchoStar is a registered trademark of Echosphere Corporation.

DISH Network is a trademark and service mark of EchoStar Communications
     Corporation. (combining legal copy)
DISH Network is a trademark and DISH-On-Demand is a service mark of EchoStar
     Communications Corporation. (combining legal copy)

Houston Tracker Systems is a registered trademark of Houston Tracker
     Systems,Inc.
HTS, Excellence By Design, Tracker and Tracker Premier are trademarks of
     Houston Tracker Systems, Inc.

(DISCLAIMER/ASTERISK COPY TO BE USED WHENEVER PROGRAMMING PACKAGES AND/OR PRICES ARE USED)
All prices and packages subject to change without notice. Local and state sales taxes may apply. Programming is available for single-family dwellings located in the continental United States and its territories and possessions. Equipment purchase or lease additional. All DISH Network programming, subscription programming, programming packages, pay-per-view services, and any other service that we provide to you, are subject to the terms and conditions of the residential customer agreement, which is available to you upon request. One-year America's Top 40 CD package subject to early termination if additional services ordered are not paid in accordance with agreed-upon terms. Broadcast Networks are only available to customers in those limited areas not served by local network affiliates.
(Last sentence is only to be used if we dont talk specifically about our broadcast network package and/or use the ABC, CBS, NBC, FOX logos. If we do, we need to add the ABC, etc. copy listed below instead.)

SPELLINGS AND TERMS FOR ECHOSTAR/DISH NETWORK

big-screen (adj.)
C-band (adj.)
CD-quality (adj.)
CONUS (all caps) -- contiguous United States cost-effective (adj.)
database
DBS -- Direct Broadcast Satellites
DBS -- Digital Broadcast System (DBS satellites) dealer base
DISH Network Credit Corporation
DSS -- direct satellite service
DTH -- direct-to-home (adj.)
DVB -- digital video broadcast (European standard like MPEG-2 in U.S.) 18-inch (adj.)
FCC -- Federal Communications Commission full-featured (adj.)
full-service (adj.)
HDTV -- high-definition television
high-power (adj.)
high-powered (adj.)
high-quality (adj.)
high-tech (adj.)
high-yield (adj.)
in-house (adj.)
IRDs (plural) -- integrated receiver descramblers
Ku-band (adj.)
laserdisc
lineup (1 word)
LNBF -- low noise block converter with integrated feed long-term (adj.)
low-cost (adj.)
MPEG-2 -- motion pictures expert group (set digital pictures transmission standard for U.S.)
MPEG-2/DVB compatible
OEM -- original equipment manufacturer
110-volt and 240-volt (adj.)
one-stop (adj.)
on-line (adj.)
on-screen (adj.)
predetermined
real time -- instantly available information
QC -- quality control
remote control (adj.)
RF -- radio frequency
same-day (adj.)

SBCA -- Satellite Broadcasting and Communications Association short-term (adj.)
signal-splitting (noun)
single-family (adj.)
startup (1 word)
state-of-the-art (adj.)
surround sound (adj.)
toll-free (adj.)
trade-off (adj.)
TVRO -- television receive only
2-year and two-year (adj.), etc.
UHF -- ultra high frequency
VHF -- very high frequency
videodisc


American Division (of EchoStar -- initial caps)
DIRECTV
DISH Network Credit Corporation
Hughes/Hubbard
International Division (of EchoStar -- initial caps)
Primestar
Satellite Source (no (r) or tm)
The Company (initial cap C in copy when talking about EchoStar)
The Echosphere Group (initial caps)
USSB -- U.S. Satellite Broadcasting

                         DISCLAIMER LANGUAGE/GUIDELINES

*All prices and packages subject to change without notice. Local and state sales taxes may apply. Programming is available for single-family dwellings located in the continental United States and its territories and possessions. Equipment purchase or lease additional. All DISH Network programming, subscription programming, programming packages, pay-per-view services, and any other service that we provide to you, are subject to the terms and conditions of the residential customer agreement, which is available to you upon request. One-year America's Top 40 CD package subject to early termination if additional services ordered are not paid in accordance with agreed-upon terms. Broadcast Networks are only available to customers in those limited areas not served by local network affiliates.

(When the logos of networks are used or the actual names of the networks are spelled out, you need to replace the last sentence above with:
ABC, CBS, NBC and FOX channels are available only for homes (1) which cannot receive an acceptable picture from local ABC, CBS, NBC and FOX affiliates via a conventional rooftop antenna and (2) which have not subscribed to cable television within the last 90 days.

DISH Network is a trademark and service mark and DlSH-On-Demand is a service mark of EchoStar Communications Corporation. (Use whichever are shown by logo or in copy. TM or SM only need to be put in copy the first time it appears. We don't disclaimer our other services, even if we put an sm next to it. DISH Network is a TM when we talk about the DISH Network in general terms or about our hardware. It is an SM whenever we talk about our services only like programming. TM and SM are raised superscript.)

ESPN and ESPN2 programming subjedt to change and blackout restrictions, and is licensed separately for residential and commercial use. ESPN and ESPN2 are registered trademarks of ESPN, Inc. (c)Disney. HBO and Cinemax are registered service marks of Home Box Office, a division of Time Warner Entertainment Company, L.P. Showtime, The Movie Channel and FLIX are service marks of Showtime Networks Inc., a Viacom Company. Sundance is a trademark of Sundance Television, Ltd. Sundance Channel L.L.C. authorized user. MTV: Music Television, MTV: Music Television Latino, VH1 Music First, Nickelodeon/Nick at Nite and Nick at Nite's TV Land are trademarks of MTV Networks, a division of Viacom International Inc. Cartoon Network, CNN, CNNI, CNN FN, Headline News, TCM, TBS Superstation and TNT are registered trademarks of Turner Broadcasting System, Inc. The Family Channel and The Family Channel logo design are registered service marks of International Family Entertainment, Inc. Home Shopping Network is a registered trademark of Home Shopping Network, Inc. All other service marks and trademarks belong to their respective owners.

Note: Disney has the "c" in a completed circle, not in parentheses like above. When the Spanish channels aren't listed, the MTV: Music Television Latino needs to be removed from the above language.

(When multichannel logos are not used but the multichannel Premium Services are listed in copy by name, you still need to put in Showtime and The Movie Channel disclaimer and put an SM next to their names in the copy.)

[LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO][LOGO]
[LOGO][LOGO]


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*INFORMATION REDACTED HEREFROM IS CONFIDENTIAL AND HAS BEEN ACCORDINGLY OMITTED
AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.


                                    Exhibit L
       Schedule of Persons, Entities and Technology not Covered by License
                                    Agreement

o        Any and all technology, intellectual property rights of, or obligation
         to pay royalties to    *                 or any Affiliate thereof.

o        Any and all technology, intellectual property rights or obligation to
         pay royalties relating to the      *

o        Any and all technology, intellectual property rights or obligation to
         pay royalties relating to the    *         and its implementation
         by HTS.

o        Any and all technology or intellectual property rights of, or
         obligation to pay royalties relating to,      *                    any
         Affiliate thereof.

o        Any and all technology or intellectual property rights of, or
         obligation to pay royalties relating to,     *

o        Any and all technology or intellectual property rights of, or
         obligation to pay royalties relating to,          *

o        United States of America State Department.

o Any and all technology or intellectual property rights or obligation to pay royalties relating to the Smart Cards and the reading of the Smart Cards by the Digital Satellite Receiver System.